SHAREHOLDERS aGREEMENT

by and between

Oncbiomune México, s.A. de c.v.

as the Company,

and

Vitel Laboratorios, S.A. de C.V. and OncBioMune Pharmaceuticals Inc. as Shareholders

Dated as of August 19th, 2016

SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of August 19th, 2016, is entered into by and among:

(a)	Vitel Laboratorios, S.A. de C.V., a sociedad anónima de capital variable, duly formed under the laws of Mexico (“Vitel”) herein represented by Mr. Manuel Cosme Odabachian;

(b)	OncBioMune Pharmaceuticals Inc., a corporation duly formed under the laws of Nevada (“OBMP” and collectively with Vitel hereinafter as the “Shareholders” and individually, each a “Shareholder”), represented herein by Dr. Jonathan Frederic Head;

(c)	Oncbiomune México, a sociedad anónima de capital variable, duly formed under the laws of Mexico (the “Company” and collectively with the Shareholders hereinafter as the “Parties” and individually each a “Party”) represented herein by Mr. Manuel Cosme Odabachian;

WHEREAS, on March 17, 2016, the Shareholder executed and delivered a Memorandum of Understanding (the “MOU”), whereby, the Shareholders defined the broad parameters of a Joint Venture between them for the purposes of developing and commercializing OBMP Vaccine Technology and other OBMP cancer technologies in México, Central and Latin America for the treatment of prostate, ovarian and various other types of cancer. A complete copy of the MOU is attached hereto as Exhibit A.

WHEREAS, on May 26 2016, the Shareholders incorporated the Company in order to combine their respective assets, resources and areas of expertise for the purpose of expediting clinical development and marketing of OBMP therapeutic candidates in MALA (as such term is defined hereinbelow). A complete copy of the incorporation deed of the Company is attached hereto as Exhibit B.

WHEREAS, the Shareholders agreed to enter into this Agreement in order to govern their relationship with respect to the ownership, management and operation of the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, in respect of Persons that are legal Persons, all present and future Subsidiaries, controlling partners and controlling shareholders of such Persons or other entities that are under common control with such Person; and in the case of natural Persons, the term “Affiliate” shall mean such individuals’ spouse, and any direct or indirect ascendants or descendants, including parents, grandparents, children and grandchildren.

(b) A Person shall be deemed to “Beneficially Own” securities:

(i) which such Person or any of such Person’s Affiliates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), including compliance with regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding in writing, or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; or

(ii) which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “Beneficial Ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, in writing; or

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate thereof) with whom such Person (or any of such Person’s Affiliates) has any agreement, arrangement or understanding, in writing, for the purpose of acquiring, holding, voting or disposing of any Company Securities.

(c) A Person shall be deemed to “Own” securities which such Person or any of such Person’s Affiliates directly or indirectly owns or has the immediate right to acquire from a Person (other than from the Company pursuant to this Agreement) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise.

(d) “Applicable Law” shall mean, with respect to any Person, all present and future statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority applicable to such Person or any of its Affiliates, or any of their respective properties or assets.

(e) “Board” shall mean the board of directors of the Company.

(f) “Business” shall mean the business and activities conducted by the Company from time to time, including the development and operation of Products in MALA.

(g) “Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed in the United States of America and in Mexico.

(h) “By-laws” shall mean the amended by-laws of the Company discussed in Section 7.1(a) herein, and attached hereto as Exhibit E.

(i) “Common Shares” shall mean the Company’s common stock, par value MXN$1.00 (one Peso 00/100 cents, legal tender of the Mexican United States) per share, and any and all securities of any kind whatsoever of the Company that may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of common shares pursuant to a merger, amalgamation, consolidation, share split, share dividend or recapitalization of the Company or otherwise.

(j) “Company Securities” shall mean (i) any Common Shares and (ii) any other securities of the Company entitled to vote generally including without limitation, in the election of directors of the Company.

(k) “Company” shall have the meaning set forth in the Preamble of this Agreement.

(l) “Dividends” shall mean any dividends (whether paid in cash, Common Shares or otherwise) or other distribution (in cash or otherwise) paid to the holders of Common Shares of the Company.

(m) “Dollars or US” shall mean the legal tender of the United States of America.

(n) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Governmental Authority” shall mean any sovereign government or any political subdivision thereof, whether federal, state or local, any legislative or judicial body, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, sanitary or administrative powers or functions of or pertaining to government.

(p) “Major Decision(s)” shall have the meaning set forth in Section 3.3 hereto.

(q) “MALA” shall mean all Mexico and the other the countries and territories defined in Appendix A hereof.

(r) “Minimum Price” shall have the meaning set forth in Section 5.2(b)(i) hereto.

(s) “New Securities” means any Common Shares of the Company issued after the date hereof as a result of an increase in the capital stock of the Company.

(t) “Notice of Exercise” shall have the meaning set forth in Section 5.2(b)(ii) hereto.

(u) “OBMP” shall have the meaning set forth in the Preamble of this Agreement.

(v) “Offered Shares” shall have the meaning set forth in Section 5.2(b)(i) hereto.

(w) “Party” shall have the meaning set forth in the Preamble of this Agreement.

(x) “Patents” For purposes of this Agreement, the term patents and patent applications obtained by OBMP in the U.S. and other countries shall mean:

- the patents and patent applications set forth in Exhibit F and such patents and patent applications along with any supplemental or additional patent applications or registrations or divisionals, reissues, re-examination certificates, continuations, or provisional applications filed in the future by OBMP that include the Protein Therapeutic Cancer Vaccine identified in such patents for any or all cancer treatment uses shall be collectively referred to as, the “Base Patents”;

- all future improvements of the technology disclosed in the Base Patents, including, but not limited to, any additional patent applications that include the Protein Therapeutic Cancer Vaccine for all cancer treatment uses and supplemental or additional patent registrations or divisionals, reissues, re-examination certificates, continuations, or provisional applications filed in the future with respect to the Base Patents shall be collectively referred to as, the “Derivative Patents”; and

- all future technology, patents and/or patent applications which include subject matter related to any and all Cancer therapeutic treatments, medicine, drugs, vaccines, cures, alternative medicine, arboreal therapy, and/or surgical instruments, apparatus and/or technics, as same may be subject to be protected by a patent in any country and shall be collectively referred to as, the “Other Patents”.

(y) “Permitted Transferee” shall have the meaning set forth in Section 5.2(a) hereto.

(z) “Permitted Transfer” means any Transfer carried out by a Shareholder to a Permitted Transferee pursuant to the terms of this Agreement.

(aa) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, business organization (under any form), trust or other entity, and shall include any successor (by merger, amalgamation or otherwise) of such entity.

(bb) “Pipeline Products” shall mean the products set forth in Exhibit C and/or that use or are based on the technology included in the Patents, Base Patents, the Derivative Patents, the Other Patents or use the Trademarks.

(cc) “Products” shall mean, the products set forth in Exhibit D hereto, the Pipeline Products, OBMP Vaccine Technology, OBMP cancer technologies for the treatment of prostate, ovarian and various other types of cancer and any other technology for medical treatment, drug or medical treatment that use or are based on the technology included in the Patents, Base Patents, the Other Patents or the Derivative Patents or use the Trademarks.

(dd) “Project” shall mean the development and commercialization the Products.

(ee) “Right of First Refusal” shall have the meaning set forth in Section 5.2(b) hereto.

(ff) “ROFR Deposit” shall have the meaning set forth in Section 5.2(b)(iii) hereto.

(gg) “ROFR Exercise Period” shall have the meaning set forth in Section 5.2(b)(ii) hereto.

(hh) “ROW” shall mean all the countries and territories in the world with exception of the United States of America and MALA.

(ii) “ROW Opportunity” shall have the meaning set forth in Section 9.17 hereto.

(jj) “Shareholder Director” shall mean the Shareholder Nominee, if any, who are elected or appointed to serve as members of the Board in accordance with this Agreement.

(kk) “Shareholders’ Meeting” shall have the meaning set forth in Section 3.1.

(ll) “Shareholder Nominee” shall mean such Persons as are so designated by the Shareholders, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 3.2.

(mm) “Shareholders” shall mean Vitel, OBMP and each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

(nn) “Third Party Purchaser” shall have the meaning set forth in Section 5.2(b)(i) hereto.

(oo) “Third Party Sale Agreement” shall have the meaning set forth in Section 5.2(b)(vi) hereto.

(pp) “Trademarks” shall have the meaning set forth in Section 5.2(b)(vi) hereto.

(qq) “Transfer” shall mean, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, charge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including by means of any hedging or derivative transactions that may have a similar effect to the foregoing), or agree or commit to do any of the foregoing; and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, charge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein (or any hedging or derivative transactions that may have a similar effect to the foregoing) or any agreement or commitment to do any of the foregoing.

(rr) “Vitel” shall have the meaning set forth in the Preamble of this Agreement.

(ss) “Voting Power of the Company” shall mean the total number of votes that may be cast in the election of directors of the Company if all Company Securities were present and voted at a meeting held for such purpose.

Section 1.2 Construction. For the purposes of this Agreement: (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa, and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,”; (iv) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; and (v) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.

Article II
BOARD OF DIRECTORS

Section 2.1 Board Size. The administration and management of the Company will be vested in a Board. The Board of the Company shall have four (4) principal directors, each of which may have an alternate director. For so long as this Agreement is in effect, the Board shall not have more than the number of directors aforementioned or, in lieu of any such agreement, as provided in the Company’s By-laws.

Section 2.2 Shareholder Nominees; By-Laws Amendment.

(a) So long as any Shareholder has Ownership of:

(i) Twenty five percent (25%) or more of the Voting Power of the Company, any Shareholder shall be entitled to designate in the Company two (2) Shareholder Nominees and their respective alternates;

(ii) Twenty five percent (25%) of the Voting Power of the Company, any Shareholder shall not be entitled to designate in the Company any Shareholder Nominees or their alternates.

Every alternate member of the Board will have the right to attend meetings of the Board and to vote at such meetings only in the absence of its respective principal member. Principal or alternate directors may only be removed and appointed by the Shareholder(s) that appointed such directors.

(b) So long as OBPM owns at least fifty percent (50%) or more of the Voting Power, it shall have the right to appoint the Chairman of the Company’s Board of Directors.

Section 2.3 Frequency of Board of Directors’ Meetings. The Board shall meet at least four (4) times (quarterly) during each fiscal year, or whenever a meeting is called in accordance with the Company’s By-laws, at the Company’s corporate domicile or abroad, as established in the corresponding call.

The Parties hereby agree that meetings of the Board may be carried out by telephone conference or by any other means that allows for the effective participation of the members of the Board. In such cases, the resolutions adopted thereat will be valid only upon execution of written resolutions in compliance with the Mexican corporate law (Ley General de Sociedades Mercantiles).

Section 2.4 Quorum and Voting Requirements. The Board Meetings of the Company shall be legally convened and held pursuant to the Company’s By-laws (i) a first call, if at least the majority of its members shall be present; provided that, at least one member appointed by OBMP and one member appointed by Vitel shall be present, and (ii) to a second or subsequent call, if at least the majority of its members shall be present, provided that, at least one member appointed by OBMP and one member appointed by Vitel shall be present.

Except in the case of Major Decisions which will be subject to the attendance and voting requirements set forth in Section 3.3 of this Agreement, the resolutions adopted by the Board shall be valid if they are adopted by the majority of the members in attendance at the relevant meeting.

Article III
SHAREHOLDERS’ MEETINGS; CAPITALIZATION AND SHARE OWNERSHIP

Section 3.1 Frequency of Shareholders’ Meetings. The general shareholders’ meeting of the Company (each, a “Shareholders’ Meeting”) shall be convened at least once every fiscal year, or whenever a meeting is called in accordance with the Company’s By-laws, at the Company’s corporate domicile or abroad, if established in the corresponding call.

The Parties hereby agree that meetings of the Shareholders may be carried out by telephone conference or by any other means that allows for the effective participation of the Shareholders. In such cases, the resolutions adopted thereat will be valid only upon execution of written resolutions in compliance with the Mexican corporate law (Ley General de Sociedades Mercantiles).

Section 3.2 Quorum and Voting Requirements. Shareholders’ Meetings of the Company shall be legally held, pursuant to (i) a first call, if at least fifty-one percent (51.0%) of the outstanding Common Shares of the Company is represented at the meeting and (ii) a second or subsequent call, if at least fifty-one percent (51.0%) of the Common Shares of the Company is represented at the meeting.

The resolutions of the Shareholders’ Meeting shall be valid if they are adopted by the vote of at least fifty-one percent (51.0%) of the Common Shares of the Company duly represented at the relevant meeting.

In the case of Shareholders’ Meetings of the Company or held to discuss and/or vote Major Decisions, such meetings shall be legally held, pursuant to (i) a first call, if at least seventy-five percent (75.0%) of the outstanding Common Shares of the Company are represented at the meeting and (ii) a second or subsequent call, if at least seventy-five percent (75.0%) of the Common Shares of the Company are represented at the meeting. The resolutions of the Shareholders’ Meeting shall be valid if (i) they are adopted by the vote of at least seventy-five percent (75.0%) of the Common Shares of the Company duly represented at the relevant meeting and (ii) both OBMP and Vitel are duly represented at such meeting.

Section 3.3 Major Decisions. Notwithstanding anything to the contrary contained herein or in the By-laws of the Company, and subject to the respective authority of the Shareholders’ Meeting or the Board of Directors under Applicable Law and the By-laws of the Company, as the case may be, the following matters may only be carried out by the Company (each a “Major Decision” and collectively, the “Major Decisions”) if previously approved (i) pursuant to the requirements for Major Decisions set forth in Section 3.2 above or (ii) by a Board of Directors’ Meeting of the Company with the attendance and affirmative vote of a principal or alternate member of the Board of Directors of the Company appointed by each of the Parties:

(a) Creating, authorizing a capital increase of or issuing any equity or equity-like security;

(b) Any amalgamation, merger, spin-off, consolidation, sale, reconstitution, reorganization, restructuring or similar transaction;

(c) Any liquidation, winding up, etc., of the Company or any listing or delisting of shares, or any private or public offering of shares or any de-listing of the shares of the Company;

(d) Any amendment, alteration, change or addition to or repeal of the By-laws of the Company;

(e) Any change to the Business of the Company;

(f) Any incurrence of any indebtedness or guarantees which involve amounts exceeding US$10,000 (ten thousand 00/100 Dollars) per quarter;

(g) The exercise of all corporate rights (including but not limited to, voting rights, redemption rights and preferential rights) attached to or derived from the Company’s interest in any subsidiary of the Company;

(h) The determination, amendment or termination of the Company’s dividend policy;

(i) The determination, amendment or termination of the annual plan, annual budget and business plan of the Company and of any subsidiaries of the Company;

(j) Approval of the audited financial statements of the Company and of any subsidiary of the Company, where applicable;

(k) The appointment and removal of the Company’s external auditors;

(l) To the extent not specifically approved by the board the disposition (including, without limitation, the sale or the creation of any lien and encumbrances) of any assets or capital investments by the Company outside of the ordinary course of Business of the Company;

(m) Except for Permitted Transfers, any transfer of equity interests of the Company in any subsidiary of the Company;

(n) The filing by the Company of any lawsuit or the initiation of any formal alternative dispute resolution procedure;

(o) The creation of any subsidiary, except as contemplated in the Company’s business plan;

(p) Except for Permitted Transfers, the admission of any new shareholder to the Company; and

(q) The granting of powers of attorney for acts of domain in México or its equivalent in any other jurisdiction where the Company pursues business opportunities.

Section 3.4 Capitalization and Share Ownership.

(a) The Company is authorized to issue 10,000 (ten thousand) shares of Common Stock, of which 5,000 (five thousand) shares have been subscribed for and issued to OBMP and 5,000 (five thousand) shares have been subscribed for and issued to Vitel. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Article IV
REPRESENTATIONS AND WARRANTIES

(a) Each Shareholder hereby represents and warrants to the Company and to each other Shareholder as follows:

Section 4.1 Enforceability, Etc. This Agreement has been duly executed and delivered by such Shareholder. This Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to any limitations imposed, if applicable, by bankruptcy, insolvency, or other laws of general application relating to enforcement of creditors’ rights or general equity principles.

(b) The Company hereby represents and warrants to each of the Shareholders as follows:

Section 4.2 Options or Warrants. Except for the Shareholders’ statutory preferential right to subscribe any shares issued by the Company in connection with capital stock increases, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Article V
ADDITIONAL RIGHTS

Section 5.1 Preemptive Rights. Each of the Shareholders of the Company shall have preemptive rights to subscribe and pay its respective pro-rata share, based on its respective percentage of ownership interest in the Company, of any New Securities that the Company may from time to time issue pursuant to the terms and conditions established in the By-laws of the Company, provided that none of the Shareholders will be entitled to endorse or otherwise transfer their preemptive rights. The Shareholders shall have the right, for a period of 30 (thirty) Business Days after delivery of notice, to purchase from the Company the New Securities for the same consideration per security and on the same terms as were applicable to such issuance by the Company.

Section 5.2 Transfer of Common Shares.

(a) Permitted Transfers. (i) Notwithstanding anything to the contrary in this Agreement, the Shareholders may at any time, without being subject to Section 5.2(b), Transfer their respective Common Shares (x) to any of their Affiliates thereof (the “Permitted Transferees”), or (y) with the prior consent of the other Parties to this Agreement, or (z) as otherwise permitted under this Agreement.

(ii) If a Permitted Transferee ceases to be an Affiliate of the Shareholder who Transferred Common Shares to such Permitted Transferee, the Shares shall automatically revert or otherwise be transferred back to the original Shareholder. The agreement or other instrument pursuant to which a Shareholder carries out a Permitted Transfer must specifically contain a provision expressly contemplating the reversion of Shares or unwinding of the Permitted Transfer should the transferee cease to be a Permitted Transferee at any time after the corresponding Transfer. If according to the applicable law such reversion is not permitted or the transferring Shareholders does not accept such reversion, then the non-transferring Shareholder of the Company shall be entitled to: (x) acquire directly or through a subsidiary, the totality of the Shares of the Permitted Transferee that ceased to be an Affiliate, (y) to request the Company to carry out a capital reduction in order to redeem the Shares of the Permitted Transferee that ceased to be an Affiliate or (z) a combination of the rights set forth in (x) and (y) of this subsection (ii). The agreement or other instrument pursuant to which a Shareholder carries out a Permitted Transfer must specifically contain a provision expressly granting such rights to the non-transferring Shareholder.

(iii) Each Shareholder shall previously notify in writing the other Shareholders and the Company of any Permitted Transfer.

(iv) Any attempted Transfer in violation of the terms of this Agreement and the By-laws of the Company shall be deemed null and void and the Company shall refuse to document or recognize such transfer in the corporate books of the Company.

(b) Right of First Refusal. In the event a Shareholder wishes to sell, dispose of, transfer or assign its Common Shares in the Company, the other Shareholder(s) shall have the irrevocable right of first refusal (“Right of First Refusal”), pursuant to the following terms and conditions:

(i) Notice of Offer. In the event a Shareholder, directly or indirectly, at any time, wishes or has the intention to Transfer any of its Common Shares to a third party such Shareholder must deliver written notice of such intention to the other Shareholder(s) and to the Chairman of the Board of Directors (the “Notice of Offer”), indicating (i) the number of Common Shares owned by the Shareholder that are subject to such Transfer (the “Offered Shares”), (ii) the purchase price (the “Minimum Price”) for such Offered Shares, and (iii) all other material terms and conditions of the proposed Transfer, including payment terms and the identity of the potential third party purchaser (the “Third Party Purchaser”) with sufficient detail.

(ii) ROFR Exercise Period. The non-transferring Shareholder(s), within thirty (30) calendar days after the receipt of the Notice of Offer (the “ROFR Exercise Period”), may choose to either (i) purchase the Offered Shares or (ii) not respond to the Notice of Offer. In the event a non-transferring Shareholder wishes to purchase the Offered Shares, it must exercise its Right of First Refusal by written notice (“Notice of Exercise”) given to the transferring Shareholder of its intent to purchase all, and not less than all, of the Offered Shares on the terms contained in the Notice of Offer, at the proposed Minimum Price. In the event that several non-transferring Shareholders deliver a Notice of Exercise regarding their intent to purchase the Offered Shares, the same shall be Transferred by the transferring Shareholder on a pro rata basis to the non-transferring Shareholders, pursuant to the number of shares they own in capital stock of the Company.

(iii) Transfer and ROFR Deposit. The Notice of Exercise shall be accompanied by a non-reimbursable deposit of no less than twenty percent (20%) of the Minimum Price set forth in the Notice of Offer (the “ROFR Deposit”).

(iv) The Transfer of the Offered Shares shall be made in favor of the non-transferring Shareholder(s) who delivered a Notice of Exercise, on the same basis set forth in the Notice of Offer, within sixty (60) calendar days after the receipt of the Notice of Exercise. The remaining portion of the Minimum Price must be paid by the non-transferring Shareholder in immediately available funds at closing of the Transfer.

(v) If upon delivery of the Notice of Exercise the ROFR Deposit is not made, the Notice of Exercise shall be considered as not delivered and the transferring Shareholder shall have the right to Transfer the Offered Shares to the Third Party Purchaser under the same material terms, including price, outlined to the Shareholders in the Notice of Offer. Notwithstanding the foregoing, the transferring Shareholder has the right to impose a penalty, in the amount of the respective ROFR Deposit, on the non-transferring Shareholder(s) if the non-transferring Shareholder(s) made the ROFR Deposit but later fail(s) to consummate the purchase of the Offered Shares pursuant to the terms of this Agreement for reasons attributed to the non-transferring Shareholder(s). In this event,, the non-transferring Shareholder(s) shall forfeit the applicable ROFR Deposit.

For purposes of the Transfer of Common Shares between Shareholders, the only required representations and warranties shall be those related to ownership of the Offered Shares and nonexistence of Liens thereupon.

(vi) Termination of ROFR Exercise Period. If upon termination of the ROFR Exercise Period, a non-transferring Shareholder: (i) fails to timely deliver a Notice of Exercise regarding all of the Offered Shares in accordance with Section 5.2(b), or (ii) having delivered the Notice of Exercise, does not purchase the Offered Shares pursuant to the terms set forth above, the transferring Shareholder shall be entitled to enter into a stock purchase agreement (the “Third Party Sale Agreement”) with the Third Party Purchaser pursuant to which the transferring Shareholder agrees to sell the Offered Shares to such Third Party Purchaser under the same terms as those described in the Notice of Offer.

The closing of the sale of all of the Offered Shares under this Article Five will occur no later than ninety (90) calendar days after the day all Shareholders received the Notice of Offer. If the sale is not made within said ninety (90) calendar day term, the sale process set forth herein must once again be initiated. In the event the Transfer of the Offered Shares requires third party or Governmental Authority authorization, said ninety (90) calendar day term shall be extended as required by said third party or Governmental Authority to accept or reject the sale.

(vii) Adhesion. In the event the Third Party Purchaser acquires all the Offered Shares owned by a Shareholder in the capital stock of the Company, in order for said Transfer to be effective, simultaneously to the date on which the Transfer shall become effective, the Third Party Purchaser must agree in writing to be bound by the terms and conditions set forth in this Agreement and the By-laws, on the same terms, mutatis mutandis, as the transferring Shareholder was bound thereunder.

Any Transfer that occurs with respect to the Company without compliance with the terms set forth in this Section 5.2 shall be null and void, and shall not be effective against the Company or the Shareholders of the Company and the Company shall not record such transfer in the corporate books of the Company. In such event, the Third Party Purchaser may not exercise any rights pertaining to the Offered Shares.

(viii) Void Assignments. Shareholders agree that any Transfer of Common Shares of the Company executed, directly or indirectly, through any means, including transfer of Common Shares, partnership interests or similar equities in other companies or rights regarding such equities, shall be void, and shall not be effective against the Company or the Shareholders, and such Transfer shall not be enforceable unless such Transfer of Common Shares complies with the provisions set forth in this Article Five.

Article VI

COMPANy SUBSIDIARIES

Section 6.1 Company Subsidiaries. With respect to any subsidiaries incorporated by the Company to directly or indirectly carry out their business in the Mexican territory or in MALA or ROW; OBMP and Vitel hereby covenant and agree to operate and manage each such Company´s subsidiary in a manner consistent with the terms hereof. OBMP and Vitel also agree that such subsidiaries shall, to the fullest extent permitted under Applicable Law be governed by the same terms and conditions set forth in the Company’s By-laws, as amended and restated pursuant to Section 7.1 hereof and from time to time.

Article VII

OTHER AGREEMENTS

Section 7.1 Company’s By-laws and Conflict Of Interest.

(a) Company’s By-laws. The Company shall within 5 (five) Business Days as of the date hereof, amend and restated its By-laws to adopt the form of By-laws attached to this Agreement under Exhibit D.

(b) Conflict of Interests. The Shareholders hereby agree that all of its decisions and actions with respect of the Company shall be made primarily for the benefit of the Company, and not for their individual benefit.

To avoid any conflict of interest, the Shareholders agree:

(1) To notify the Company in writing of any corporate or business ties, employment or other circumstance which could originate a conflict of interest, within MALA;

(2) To reject any payment or consideration from any third party, in any form, that may affect its ability to make independent decisions related to the Company;

(3) Not to make or offer any gifts of any kind to third parties, in exchange for services from the Company, except for customary gifts not exceeding US$100.00 (one hundred and 00/100 Dollars);

(4) Not to perform any activities for personal gain or in favor of third parties which could imply a competing activity within MALA; and

(5) Conduct their business ethically, in compliance with laws and pursuant to the business judgment rule, and in any case in such a way as not to adversely affect the reputation of the Company.

Further, the members of the Board of Directors shall be obliged:

(1) To notify the Company in writing of any affiliate relationship, family ties, friendships, employment or other circumstance which could, originate a conflict of interest within MALA;

(2) To reject any payment or consideration from any third party, in any form, that may affect its ability to make independent decisions related to the Company;

(3) Not to make or offer any gifts of any kind to third parties, in exchange for services from the Company, except for customary gifts not exceeding US$100.00 (one hundred and 00/100 Dollars);

(4) Not to perform any activities for personal gain or in favor of third parties which could imply a competing activity, within MALA; and

(5) Conduct their business ethically, in compliance with laws, and in any case in such a way as not to adversely affect the reputation of the Company.

Section 7.2 Patents, Sanitary Registrations and Licenses

The parties hereto agree and acknowledge that ownership to any and all proprietary rights, including the intellectual property and the technology (present or to be developed), in connection with the Products and the Pipeline Products should be separated as follows: within the U.S. and ROW the owner shall be OBMP, while in the MALA the owner shall be the Company. Guided by this general intent, the parties hereto agree as to the following:

(a) Patents. OBMP has obtained and/or has applied to obtain Patents in the U.S. and other countries around the world for the Products, as applicable. Thus, the parties hereto agree as to the following:

(1) ROW and U.S. Patents. OBMP shall maintain sole ownership of the Patents, including the Base Patents, Derivative Patents and Other Patents and all existing and future technology in connection with the Products in the U.S. and ROW, where applicable. The maintenance of the Patents in the U.S. and ROW will be the sole responsibility of OBMP, including the annuity payments, if any, and other requirements to keep the Patents in the U.S. and ROW in force. OBMP will provide the Company notice of any new filings or patent application in the U.S. and/or ROW for Derivative Patents and Other Patents no later than 30 days after the filing date of such patent application, so that the Company may decide if such a patent shall be protected as well in the MALA countries, within the deadlines established in the Paris Convention (priority rights). Further, any and all new Patent applications by OBMC filed or applied for under the Patent Cooperation Treaty (PCT) system shall initially designate all MALA countries, to insure that said patent may be protected in said countries. OBMC shall assist and aid the Company, the Company Affiliates and/or the designated patent holder when and where necessary to obtain protection of such patents in MALA and to avoid the loss of any potential Patent rights, as a consequence of allowing the technology to fall into the State of the Art. Any and all new patents in MALA countries will then have to be assigned or transferred to the Company in terms of paragraph 7(a)(2) hereunder to ensure its proprietary rights thereto.

(2) MALA Patents. OBMP acknowledges that the use of any Base Patent by the Company within MALA does not constitute patent infringement. OBMP shall assign all title, right and/or interest to the pending patent in Mexico, listed under number 5 of Exhibit F, as well as of any other granted patent or pending patent not listed in Exhibit F that OBMP may have rights to within the MALA in favor of the Company or any Affiliate legal Person, including a Holding Company, or any other Person in which the Shareholders own a majority portion of the equity, and/or have direct and/or indirect control over the decision making structures of such Person. OBMC shall also assign a limited title, right and/or interest to any Derivative Patents and/or Other Patents that may arise in the future to allow the Company to fully, and without restriction, use the technology disclosed in the Derivative Patents and/or Other Patents and obtain patents on such technology in MALA consistent with the intent set forth in paragraph 7(a)(1) herein above. The maintenance of any such Patent rights within MALA, if any, will be the sole responsibility of the Company and/or the designated patent holder, including the annuity payments and other requirements to keep the patents in force in each territory. OBMP will assist and aid the Company and/or the designated patent holder when and where necessary to avoid the loss of any Patent rights or potential patent rights.

(3) Patent licenses in ROW and the U.S. OBMP shall comply with all applicable ROW and U.S. laws and regulations in connection with patent licensing and do so at its own discretion. The Parties herein agree that the only limitation to OBMP’s prerogatives to license the Patents in the U.S. and ROW is the prevention of parallel imports in the MALA of Products manufactured for sale within the U.S. and ROW under license granted by OBMP. Thus, any and all licenses granted by OBMP in connection with Patents in the U.S. and in the ROW shall contain specific provisions to prevent and/or stop the sale of the Products into MALA.

(4) Patent licenses MALA. The Company and/or its designated Patent holder shall comply with all applicable laws and regulations of each specific country or territory for patent licensing, including the arm’s length principle, particularly if the license is among related parties as it relates to the MALA Patent Rights. The duration of the patent licenses may never exceed the duration of the patent rights in the specific country. Any and all patent licenses as it relates to the MALA Patent Rights shall contain specific provisions to prevent and/or stop parallel exports of the patented Products outside MALA.

(b) Trademarks. For the purpose of this agreement “Trademarks” shall mean the distinctive signs ONCBIOMUNE, OVCAVAX and PROSCAVAX, as well as any logos, artwork or visual or sound elements associated therewith or use in conjunction thereto; and any other future brand that may be developed or acquired in the future by either OBMP or the Company.

OBMP is currently the title holder of several common law rights to the trademarks and a trademark registration in connection with pharmaceutical products and medicines, in particular pharmaceutical products and medicines for the treatment of cancer, including but not limited to the Products, in class 5, as well as of the service marks in connection with the sale and distribution of pharmaceutical products and medicines, in particular pharmaceutical products and medicines for the treatment of cancer, including but not limited to the Products, in class 35, both in the U.S., or is in the process of obtaining registrations thereof. Further, OBMP may be in the process of obtaining substantial rights to the trademarks in MALA through registration or may own trademark registration in MALA. Thus, the Parties hereto agree as follows:

(1) ROW and U.S. Trademarks.- Any and all trademark rights currently owned by OBMP or obtained in the future by OBMP within ROW and/or the U.S., whether Federal or State, are and shall remain the sole property of OBMP and/or its successors in business.

(2) MALA Trademarks.- Any and all trademark rights currently owned by OBMP or obtained in the future within the territories of MALA shall be the sole property of the Company or any Affiliate legal Person, including a holding company, or any other Person in which the Shareholders own a majority portion of the equity, and/or have direct and/or indirect control over the decision making structures of such Person. Thus, OBMP shall assign all title, rights and/or interest in connection with the existing registrations or pending applications, if any, in MALA in favor of the Company or the designated trademark holder. The prosecutions, maintenance and/or renewal of any existing trademark registrations or pending applications within MALA shall be the sole responsibility of the Company or of the designated trademark holder. Further, the prosecution or procurement of additional registrations for the Trademarks and/or trademarks related thereto within MALA, as required, shall be the sole responsibility of the Company or of the designated trademark holder, acting as applicant thereof. OBMP will assist and aid the Company and/or the designated trademark holder when and where necessary to avoid the loss of any trademark rights and/or for the procurement of new trademark rights.

(3) Trademark licenses in ROW and the U.S. OBMP shall comply with all applicable U.S. and other ROW laws and regulations in connection with trademark licensing in ROW and the U.S. at its sole discretion. The Parties herein agree that the only limitation to OBMP’s prerogatives to license the trademarks in the U.S. and ROW is the prevention of parallel imports in the MALA of Products manufactured for sale within the U.S. and ROW under license granted by OBMP. Thus, any and all licenses granted by OBMP in connection with trademarks in the U.S. and in the ROW shall contain specific provisions to prevent and/or stop the sale of the Products into MALA.

(4) Trademark licenses in MALA. The Company and/or its designated trademark holder shall comply with all applicable laws and regulations for each specific country or territory in MALA for trademark licensing, including the arm’s length principle, particularly if the license is granted among related parties. The licenses in MALA may include the right to sublicense, as well as the right to enforce and maintain the trademark rights in every individual country within MALA. The licenses for trademarks in MALA shall also include the right to co-brand the Products and services with self-owned and developed trademarks and/or service marks property of the licensee or sublicensee.

(c) Sanitary registration. The Company shall obtain and maintain, if required, any sanitary registrations or permits with any Governmental Authority, required for the development, manufacture and commercialization of the Products in México or in any other country in which the Company shall or is entitled to pursue business. The Company will be the preferred Sanitary Registration holder in each individual country, whenever that is legally possible.

Section 7.3 Board of Directors and Officers of the Company on the Closing Date. The Shareholders agree that as of the Closing Date and until Board members and their corresponding alternates are removed and replaced, and their respective replacements have actually assumed such position, the Board shall be integrated as follows:

Name	Title	For purposes of Section 3.3. hereof appointed by
Dr. Jonathan Frederick Head	Chairman	OBMP
Manuel Cosme Odabachian	Director and Secretary	Vitel
Andrew Albert Kucharchuck	Director	OBMP
Carlos Fernando Alaman Volnie	Director	Vitel

(b) The Shareholders of the Company agree that as of the Closing Date, Dr. Jonathan Frederic Head will be elected as Chief Executive Officer of the Company, to serve in accordance with the By-laws of the Company and at the discretion of the Board.

(c) The Shareholders of the Company agree that as of the Closing Date or such date thereafter as determined by the Board of Director, the Board of Directors will designate the Company’s auditors.

(d) The Chairman of the Board shall have an additional casting vote (voto de calidad) in case of a deadlock during a Board of Directors’ Meeting of the Company.

Section 7.4 Dividends. Net profits obtained in each fiscal year may only be distributed to the Shareholders once the audited financial statements reflecting such net profits are approved at the Shareholders’ Meeting and subject to available cash. The distribution of profits shall be made only after the losses from prior fiscal years have been absorbed or the capital stock of the Company is reduced to that effect subject to the dividend policy approved by the Shareholders and in effect.

Section 7.5 Funding. The Shareholders shall equally split all expenses related to: (i) the formation of the Company and any other required corporate amendment required to it, (ii) the planned Phase 2A/2B clinical trial of the product called ProscaVax for prostate cancer (iii) any other expenses related to the registration of trademarks, intellectual property, and patents in connection with the Products in MALA and (iv) other expenses related to corporate and drug development of the Company. Investment milestones shall be defined by the Shareholders.

Article VIII

FINANCIAL INFORMATION AND AUDITS

Section 8.1 Periodic Information. The Chief Financial Officer or Treasurer shall prepare its financial information, including its annual audited and interim unaudited financial statements pursuant to general accepted accounting practices, and shall provide the same to the Shareholders at the corporate domicile within the first fiscal quarter of the following fiscal year.

Section 8.2 Visits and Inspection. The Shareholders shall have access to, at any time as requested, during business hours, upon written notice delivered to the Company, any officer and any documentation of the Company, including documentation on any of its assets.

Section 8.3 Audits. Any of the Shareholders may, at their discretion, perform an audit of the Company, provided that such audit shall not interrupt the ordinary course of business of the Company, and the Company and its officers shall adopt all necessary measures to assist the Shareholders and the individuals appointed by such Shareholders to perform those audits.

Section 8.4 Bank Accounts. The Company shall open and maintain one or more bank accounts for its operations, which shall be opened in the Company’s name and in which all amounts related to the Project shall be deposited (in the same manner in which such amounts were received, i.e. checks and cash, among others). Any transaction that exceeds $10,000.00 (ten thousand Dollars) shall require signatures from both the Chairman of the Board and one other Director.

Article IX
MISCELLANEOUS

Section 9.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 9.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and there are no promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties hereto with respect to the subject matter hereof.

Section 9.3 Confidentiality. The Parties agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its shareholders, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other Party to this Agreement, or (v) to the extent such Information becomes publicly available other than as a result of a breach of this paragraph. For the purposes of this paragraph, “Information” means all information received from by any Party from the other Parties.

Section 9.4 Further Actions; Cooperation. Each of the Shareholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement, including but not limited to the OBMP´s obligations under Section 7 hereof.

Section 9.5 Notices. All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, and addressed to such Party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such Party to the other Parties:

if to the Company:

Oncbiomune México, S.A. de C.V.

Manuel Cosme Odabachian

Monte Pelvoux 130 Piso 3

Lomas de Chapultepec

Mexico City, Mexico

C.P. 110000

Telephone: + 52 55 5202 5854

Email: mcosm@vitelpharma.com

if to the OBMP:

OncBioMune Pharmaceuticals Inc.

Jonathan F. Head, PhD.

Chief Executive Officer, Chairman

11441 Industriplex Blvd., Suite 190

Baton Rouge, LA 70809

Phone: 1-225-227-2384

Fax: 1-225-227-2957

E-mail: jhead@oncbiomune.com

if to Vitel:

Vitel Laboratorios, S.A. de C.V.

Manuel Cosme Odabachian

Chief Executive Officer, Chairman

Monte Pelvoux 130 Piso 3

Lomas de Chapultepec

Mexico City, Mexico

C.P. 110000

Telephone: + 52 55 5202 5854

Email: mcosm@vitelpharma.com

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the Parties at the above addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified above (or at such other address or telecopy number for a Party as shall be specified by like notice). Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first Party receiving such notice.

Section 9.6 Applicable Law. The laws of the State of Nevada shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines.

Section 9.7 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 9.8 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the Parties hereto. No Shareholder may assign any of its rights hereunder to any Person other than a Permitted Transferee to which Common Shares are transferred by a Shareholder and that has complied in all respects with the requirements of this Agreement. Each such Permitted Transferee of any Shareholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares and executing the adhesion agreement described in Section 5.2.(b)(vii) such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

Section 9.9 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Shareholders and the Company.

Section 9.10 Waiver. The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, signed by the Party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

Section 9.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

Section 9.12 Injunctive Relief. Each Party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other Parties irreparable injury for which an adequate remedy at law is not available. Therefore, each Party shall be entitled to an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any Party from committing any violations of the provisions of this Agreement.

Section 9.13 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEVADA AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 9.14 Recapitalizations, Exchanges, Etc. Affecting the Common Shares; New Issuances. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, amalgamation, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for or in substitution of, such Company Securities, and shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 9.15 Term. This Agreement will be effective as of the date hereof and, except as otherwise set forth herein, will continue in effect thereafter until terminated upon the mutual consent of all of the Parties hereto.

Section 9.16 By-laws. To the extent this Agreement is in conflict, contravenes or violates any provision of the By-Laws, the Company and the Shareholders shall, to the extent possible, use their reasonable best efforts to cause the By-laws to be amended to reflect the terms of this Agreement.

Section 9.17 Preferential Rights for New Projects. Each Shareholder shall promptly notify the other Shareholder and the Company of any business opportunities in ROW with regard to the Products and/or the Patents, Base Patents and Derivative Patents (the “ROW Opportunity”). In the event that the Company decides not to participate in such new business opportunity but one or more of the Shareholders wish to participate directly, the Shareholder who originally procured the ROW Opportunity (the “Original Shareholder”) shall make its best efforts to offer the remaining Shareholders of the Company the right to participate in the ROW Opportunity on the same terms as the other Shareholder. A Shareholder who is presented with an ROW Opportunity shall have a period of thirty (30) days in which to decide to participate. In the event the parties to the ROW Opportunity are unable to reach an agreement to consummate the transaction contemplated by the ROW Opportunity within thirty (30) days, the Original Shareholder shall be free to pursue the ROW Opportunity without the remaining Shareholders of the Company.

[Remainder of page left blank intentionally]

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

ONCBIOMUNE MÉXICO, S.A. DE C.V.

By:	/s/ Manuel Cosme Odabachian
Name:	Manuel Cosme Odabachian
Title:	Authorized Signatory

ONCBIOMUNE PHARMACEUTICAL INC.

By:	/s/ Jonathan Frederic Head
Name:	Jonathan Frederic Head, PhD.
Title:	Authorized Signatory

VITEL LABORATORIOS, S.A. DE C.V.

By:	/s/ Jonathan Frederic Head
Name:	Manuel Cosme Odabachian
Title:	Authorized Signatory

[Shareholders Agreement Signature Page]

Appendix A

List of the Countries

1	Mexico
2	Belize
3	Costa Rica
4	El Salvador
5	Guatemala
6	Honduras
7	Nicaragua
8	Panama
9	Antigua y Barbuda
10	Bahamas
11	Barbados
12	Cuba
13	Dominican Republic
14	Granada
15	Haiti
16	Jamaica
17	San Cristobal y Nieves
18	San Vicente
19	Santa Lucia
20	Trinidad & Tobago
21	Bolivia
22	Colombia
23	Ecuador
24	Peru
25	Argentina
26	Brazil
27	Chile
28	Ecuador
29	Guyana Francesa
30	Guayana
31	Paraguay
32	Surinam
33	Uruguay
34	Venezuela

Exhibit A

Memorandum of Understanding

OncBioMune PHARMACEUTICALS INC

vitel

MEMORANDUM OF UNDERSTANDING

Between

OncBioMune Pharmaceuticals Inc.

and

Vitel Laboratorios S.A. de C.V.

This Memorandum of Understanding ("MOU") sets forth the terms and understanding between OncBioMune Pharmaceuticals Inc. ("OncBioMune") and the Vitel Laboratorios S.A. de C.V. ("Vitel"), collectively the "Parties," for the purpose of establishing a Joint Venture to develop and commercialize OncBioMune's portfolio of innovative cancer therapies in Mexico and Latin America (see Appendix A for the list of Countries), including the prostate cancer vaccine ProscaVax, the ovarian cancer vaccine OvcaVax, other potential derivatives of OncBioMune's Vaccine Technology and OncBioMune's transferrin transport technologies. The initial focus of the Joint Venture will be the clinical development of ProscaVax for prostate cancer. ProscaVax, a protein therapeutic cancer vaccine combining tumor-associated antigens with biological adjuvants, is OncBioMune's most advanced experimental cancer therapy. ProscaVax is a novel cancer vaccine discovered, patented and currently in a Phase 1 clinical trial in the United States by OncBioMune as a new prostate cancer therapeutic.

Background

OncBioMune is a clinical-stage biopharmaceutical company engaged in the development of novel cancer immunotherapy products, with a proprietary Vaccine Technology that is designed to stimulate the immune system to attack tumor cells while not damaging healthy cells. OncBioMune's lead product, ProscaVax® is currently in a Phase 1 clinical trial in the United States for relapsed prostate cancer patients and is scheduled to commence a Phase 2 clinical study in 2016 in patients at presentation of prostate cancer. OvcaVax is a cancer vaccine in the preclinical stage, with a limited number of patients having received the vaccine during early clinical research. OncBioMune also has a portfolio of targeted therapies, some of which are biosimilars to blockbuster drugs. OncBioMune is headquartered in Baton Rouge, LA.

Vitel was created by the principals of Avivia Pharma S.A. de C.V. ("Avivia") following the sale of Avivia in January 2016. Vitel is a 100% Mexican owned company that focuses in the investment in Research & Development of novel technologies, representation of international companies and/or products with full operations to distribute in the Mexican market some of the current partners that Vitel represents are: Cheplapharm, Kamada, QPharma and other novel companies as reference.

Prostate cancer is the most frequently diagnosed type of cancer in male patients over 50 years in age in Mexico. Currently, there are approximately 58 million Mexican men, with 39.6 percent aged more than 45 years. Annually, in excess of 300,000 Mexican men are diagnosed with prostate cancer and more than 5,000 deaths result from the disease. Current treatments are radiotherapy and traditional existing methods, which are accompanied by high morbidities, including incontinence and impotence. The lack of new, innovative therapies and high diagnosis rate makes prostate cancer an area of great unmet medical need in Mexico.

Purpose

This MOU defines the broad parameters of a Joint Venture between OncBioMune and Vitel for the purpose of development and commercialization of OncBioMune's Vaccine Technology and other OncBioMune cancer technologies in Mexico for the treatment of prostate, ovarian and various other types of cancer. Through the creation of the Joint Venture, the Parties will combine their respective assets, resources and areas of expertise for the purpose of expediting clinical development and marketing of OncBioMune's therapeutic candidates in Mexico and Latin America, beginning with ProscaVax for prostate cancer.

The above goals will be accomplished by first focusing on ProscaVax for prostate cancer in undertaking the following activities, with similar methodologies anticipated for future development of other OncBioMune cancer technologies in Mexico:

1. Design a Phase 2A/2B, two-stage clinical study of a PSA/IL-2/GM-CSF vaccine (ProscaVax) for the treatment of PSA recurrent prostate cancer in hormone-naïve and hormone- independent patients
    a. The Phase 2A/2B trial is anticipated to have a 36-month duration, enroll 100 patients and be conducted at IMSS Siglo XXI in Mexico City, Mexico. The estimated cost per patient is US$14,500 for a total of US$1.45 million, exclusive of product and sample tests in the U.S.
    b. Dependent upon positive trial data, a Preliminary Marketing Authorization will be pursued to commercialize ProscaVax in Mexico in as little as 18 months from the commencement of the Phase 2A/2B study.
2. Apply for a sanitary license and/or Mexico Ministry of Health ("MoH") permit for healthcare products
3. Enroll the clinical protocol for the MoH for approval
4. Conduct the Phase 2A/2B clinical study
5. Work with TAES (a third party) for dossier build up and pre-approval process
6. Formal meeting with New Molecule Committee of the MoH for ProscaVax approval
7. Submit application to MoH for approval

Roles and Responsibilities
OncBioMune agrees to:

1. Work in collaboration with Vitel to establish a Mexican subsidiary of OncBioMune to be named OncBioMune Mexico S.A. de C.V. or similar (OncBioMune Mexico). OncBioMune will own 50 (fifty) percent and Vitel will own 50 (fifty) percent of OncBioMune Mexico.
2. Provide all brand/product related intellectual property only as it specifically relates to development and commercialization of ProscaVax, OvcaVax and other OncBioMune cancer technologies in Mexico for consolidation into OncBioMune Mexico as mutual assets.
3. Work in collaboration with Vitel on the aforementioned activities laid out under "Purpose."

Vitel agrees to:

1. Provide industry experience and resources for multiple purposes, including, but not limited to:
    a. Establishing OncBioMune Mexico
    b. Designing and Conducting the Phase 2A/2B study
    c. Shortening the time in the Phase 2A/2B study in order to discuss the evolution of the study with the New Molecule Committee of the MoH
2. Work in collaboration with OncBioMune on the aforementioned activities laid out under "Purpose."

Meetings and Reporting
To accomplish the objectives of the Joint Venture, Parties will meet at least twelve times per year for the purposes of program planning, monitoring and evaluating performance and outcomes. Decisions at the meeting will be decided by the board members of OncBioMune Mexico S.A. de C.V. established in the constitution of the company through majority vote.

Vitel will be responsible to report the advances to OncBioMune effective immediately and will implement a mutual signed decisions (from both sides) in order to archive all track decisions on the Joint Venture.

Funding
OncBioMune and Vitel will split equally all expenses related to formation of OncBioMune Mexico, the planned Phase 2A/2B clinical trial of ProscaVax for prostate cancer and other expenses related to corporate and future drug development of OncBioMune Mexico. This MOU does not constitute a commitment of funds by either of the Parties.

Milestones of investment shall be defined together in order to consider the corresponding funding and will decide by mutual signed agreement to correspondingly make the according deposits in the mutual account established by OncBioMune Mexico S.A. de C.V.

Confidentiality

In order to ensure the safety of the OncBioMune and Vitel, the Parties to the MOU agree to adhere to the confidentiality expectations as outlined in a separate Non-Disclosure Agreement agreed to and signed by both parties.

Duration

This MOU is at-will and may be modified by mutual consent of authorized officials from OncBioMune and Vitel. This MOU shall become effective upon signature by the authorized officials from the OncBioMune and Vitel and will remain in effect until modified or terminated by any one of the partners by mutual consent. In the absence of mutual agreement by the authorized officials from OncBioMune and Vitel this MOU shall end on June 17, 2016.

Contact Information

Vitel Laboratorios S.A. de C.V.
Manuel Cosme Odabachian
Chief Executive Officer, Chairman
Monte Pelvoux 130 Piso 3
Lomas de Chapultepec
Mexico City, Mexico
CP. 11000
Phone +52 55 5202 5854
E-mail: mcosme@vitelpharma.com

Signatures

____________________ Date: March 17, 2016
Jonathan F. Head PhD, OncBioMune Pharmaceuticals, Chief Executive Officer, Chairman

____________________ Date: March 17, 2016
Manuel Cosme Odabachian, Vitel Laboratorios S.A. de C.V., Chief Executive Officer, Chairman

Exhibit B

Incorporation deed Oncbiomune México, S.A. de C.V.

VARIABLE, tiene el Registro Federal de Contribuyentes "VLA, DIECISEIS, CERO DOS, DIECIOCHO, FN CUATRO", lo que se verificó con la Cédula de Identificación Fiscal que se agrega en copia al apéndice del presente instrumento con la letra **"E"**. --

----- **VI.-** Que hice al compareciente de su conocimiento la obligación que tiene la persona moral que se **constituye** en este acto de **inscribirse** en el **Registro Federal de Contribuyentes** y de presentar al suscrito Notario, copia de dicha solicitud, antes de treinta días contados a partir de esta fecha. -------------

----- **VII.-** De que en términos de lo dispuesto en el artículo treinta y cuatro de la Ley de Inversión Extranjera, ésta sociedad, por ubicarse en los supuestos de Ley, tiene obligación de **INSCRIBIR** la participación extranjera en el **Registro Nacional de Inversiones Extranjeras** antes de cuarenta días hábiles contados a partir de ésta fecha, previniéndolos que el suscrito Notario informará de tal omisión al Registro dentro de los diez días hábiles siguientes a partir de ésta fecha. --

----- **VIII.-** Que advertí al compareciente que la sociedad que por este acto se constituye tendrá la obligación de responder por cualquier daño, perjuicio o afectación que pudiera causar el uso indebido o no autorizado de su denominación o razón social, y que deberá proporcionar en su caso a la Secretaría de Economía la información y documentación que ésta le requiera en relación con el uso de su denominación o razón social, durante todo el tiempo en que se encuentre en uso, obligaciones que constan insertas en la Autorización relacionada en la declaración del presente instrumento y agregado al apéndice de ésta escritura. --

----- **IX.-** De que informé y expliqué el contenido de la Ley Federal de Protección de Datos Personales en Posesión de los Particulares y sus alcances. ---

----- **X.-** Que el compareciente, mediante la firma del presente instrumento, autorizan de forma expresa al suscrito Notario para el uso, almacenamiento y divulgación de sus datos personales, con la finalidad de que se presenten los avisos y se cumpla con las obligaciones que conforme a la propia Ley del Notariado para el Distrito Federal y las demás disposiciones legales aplicables, imponen a los Notarios Públicos, en relación con el acto que en el presente instrumento se otorga. ---

----- **XI.-** Que le fue leído al compareciente este instrumento y les hice saber el derecho que tiene de leerlo personalmente y de que le sea explicado, por lo que lo ilustré claramente acerca de su contenido, valor y consecuencias legales respondiendo a sus cuestionamientos. ---

----- **XII.-** Que todas las notas complementarias que en su caso sea necesario asentar, se agregarán al apéndice del presente instrumento.--

----- **XIII.-** Que el compareciente manifestó su comprensión plena firmando de conformidad el día que se indica en su firma en unión del suscrito Notario y **AUTORIZO DEFINITIVAMENTE ESTE INSTRUMENTO.- DOY FE**. --

Exhibit C

Pipeline Products

1.	Ovcavax® Ovarian Cancer

2.	PA-OBC – Breast Cancer

3.	PGT-OBM – Renal Cancer

4.	Any other product under development, developed to be developed by OBMP and/or by Dr. Head in collaboration, under contract or under any other type of business relationship with OBMP or with any OBMP related Person.

Exhibit D

Products

1.	Proscavax® Prostate Cancer;

2.	Pipeline Products; and

3.	OBMP Vaccine Technology, OBMP cancer technologies for the treatment of prostate, ovarian and various other types of cancer and any other technology for medical treatment, drug or medical treatment owned by OBMP or by any OBMP related Person.

Exhibit E

Form of By-laws

ONCBIOMUNE MÉXICO, S.A. DE C.V.

ESTATUTOS SOCIALES

RAZÓN SOCIAL

CLÁUSULA PRIMERA.- La denominación social de la sociedad es **ONCBIOMUNE MÉXICO** (la "**Sociedad**"), la cual irá seguida de las palabras **"Sociedad Anónima de Capital Variable"** o de sus abreviaturas **"S.A. de C.V."**.

OBJETO SOCIAL

CLÁUSULA SEGUNDA.- El objeto social de la Sociedad es:

(i) Prestar y recibir todo tipo de servicios directa y/o indirectamente a través de terceros, a y con todo tipo de personas físicas y morales, incluyendo dependencias gubernamentales, dentro de México o en el extranjero incluyendo, de manera enunciativa mas no limitativa, servicios de personal relacionados con actividades tales como: ventas, ingeniería, reparación y/o mantenimiento, inspección, asesoría técnica, administración, consultoría, supervisión, control, salubridad, seguridad, contabilidad, finanzas, capacitación, investigación, operación, desarrollo y mensajería;

(ii) La prestación de servicios de logística y asesoría para la comercialización de medicamentos, productos, equipos y materiales de curación que se distribuyan en México, por sociedades extranjeras o en relación con programas gubernamentales, ya sea por parte de organismos públicos centralizados, descentralizados u organismos públicos paraestatales, como el "Seguro Popular" u otros programas a cualquier nivel de gobierno sea federal, estatal y municipal;

(iii) Acondicionamiento, almacenamiento, distribución, transportación, importación, exportación, y compra venta de toda clase

CORPORATE BY-LAWS

CORPORATE NAME

FIRST CLAUSE.- The corporate name of the company is **ONCBIOMUNE MÉXICO** (the "**Company**"), which shall be followed by the words **"Sociedad Anónima de Capital Variable"** or their abbreviation "**S.A. de C.V.**".

OBJETO SOCIAL

CLÁUSULA SEGUNDA.- El objeto social de la Sociedad es:

(i) Provide and receive, directly and/or indirectly through third parties, all kinds of services, to and with all kinds of persons and corporations, including governmental entities, inside Mexico or abroad, including, but not limited to, personnel services related with activities such as sales, engineering, fixing and/or maintenance, inspection, technical advice, administration, consulting, supervision, control, health, safety, accounting, finance, training, research, operation, development and courier services;

(ii) Provide logistics and advice services for the commercialization of medicines, healing products, equipment and material to be distributed in Mexico by foreign corporations or in relation with government programs, either from the centralized or decentralized administration, or parastatal public agencies, as the "Popular Insurance " (*Seguro Popular*) or other programs at any government level, either federal, state or municipal;

(iii) Conditioning, storage, distribution, transportation, import, export and sale of all kinds of health products, medical

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de insumos para la salud, dispositivos médicos, material de curación y quirúrgico, suplementos alimenticios y productos de cosmetología y belleza, con insumos de origen extranjero o nacional;

devices, healing and surgical materials, food supplements and cosmetics and beauty products, with inputs of foreign origin or national;

(iv) diseñar, realizar, promover, desarrollar, conducir, dirigir y/o supervisar estudios de investigación clínica de fases para todo tipo de insumos para la salud incluidos productos biológicos y vacunas, dispositivos médicos, material de curación y quirúrgico, suplementos alimenticios y productos de cosmetología y belleza, así como toda clase de productos biotecnológicos y biocomparables.

(iv) Design, implement, promote, develop, conduct, direct and/or supervise clinical research studies of phases for all kinds of health products including biological products and vaccines, medical devices, healing and surgical material, nutritional supplements and cosmetics and beauty as well as all kinds of biotech products and biocomparables.

(v) Adquirir, comprar, enajenar, vender, permutar, dar o tomar en arrendamiento o comodato, poseer, operar, administrar, explotar, disponer, comercializar y negociar en cualquier forma, por cuenta propia o de terceros, toda clase de bienes muebles e inmuebles, incluyendo sin limitar fábricas, almacenes, bodegas, oficinas y demás instalaciones, que sean necesarias o convenientes para llevar a cabo su objeto social, en México o en el extranjero, de conformidad con lo establecido por la Ley de Inversión Extranjera y demás leyes y reglamentos aplicables;

(v) Acquire, buy, transfer, sell, exchange, give or take on lease or loan, own, operate, manage, exploit, dispose, commercialize and trade in any form, by itself or through third parties, any kind of movable and immovable property, including without limitation factories, warehouses, offices and other facilities, necessary or appropriate to carry out its purpose, in Mexico or abroad, in accordance with the provisions of the Law of Foreign Investment (*Ley de Inversión Extranjera*) and other laws and regulations;

(vi) El comercio y la industria en general por cuenta propia o ajena, incluyendo en forma enunciativa más no limitativa, la compra, venta, exportación, importación, manufactura, ensamble y distribución de todo tipo de productos y la prestación de servicios de toda clase;

(vi) Trade and industry in general, by itself or through third parties, including but not limited to the purchase, sale, export, import, manufacture, assembly and distribution of all kinds of products and provision of services of all kinds;

(vii) Adquirir interés o participación en otras sociedades mercantiles o civiles, formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, así como enajenar o disponer de tales acciones o participaciones;

(vii) Acquire an interest or participation in other commercial or civil companies, either in their incorporation or by acquiring shares in the already incorporated companies, as well as selling or disposing of such shares or participations;

(viii) El registro de marcas y nombre comerciales, y la adquisición o enajenación de todo tipo de derechos de propiedad industrial y derechos de autor; así como la obtención y otorgamiento de licencias o autorizaciones para el uso y

(viii) The registration of trademarks and trade names, and the acquisition or disposal of all types of industrial property rights and copyrights; as well as obtaining and granting licenses or authorizations for the

2

explotación de todo tipo de derechos de propiedad industrial y derechos de autor;

use and operation of all types of industrial property rights and copyrights;

(ix) La obtención y otorgamiento de préstamos, con o sin garantía, endoso y en general, la celebración de todo tipo de operaciones de crédito, el otorgamiento de todo tipo de garantías, la transmisión de todo tipo de títulos de crédito conforme a la ley, así como la garantía, por cualquier medio, de obligaciones de terceros;

(ix) Obtaining and granting loans, either with or without guarantees, endorsement and generally, the execution of all types of credit transactions, the issuance of all types of guarantees, the transfer of all types of negotiable instruments in accordance with the law, as the guarantee, by any means, of obligations of third parties;

(x) La obtención y otorgamiento de préstamos, con o sin garantía, endoso y en general, la celebración de todo tipo de operaciones de crédito, el otorgamiento de todo tipo de garantías, la transmisión de todo tipo de títulos de crédito conforme a la ley, así como la garantía, por cualquier medio, de obligaciones de terceros;

(x) Obtaining and granting loans, either with or without guarantees, endorsement and generally, the execution of all types of credit transactions, the issuance of all types of guarantees, the transfer of all types of negotiable instruments in accordance with the law, as the guarantee, by any means, of obligations of third parties;

(xi) Otorgar, girar, emitir, aceptar, endosar, certificar o por cualquier otro medio suscribir, inclusive por aval, toda clase de títulos de crédito que estén permitidos por la Ley;

(xi) Grant, issue, accept, endorse, certify or by any other means subscribe, including by guarantee, all kinds of negotiable instruments that are permitted by law;

(xii) La venta y adquisición de la propiedad o arrendamiento y posesión o uso, bajo cualquier título, de todo tipo de bienes muebles o inmuebles que puedan ser necesarios para desempeñar los fines sociales;

(xii) The sale and purchase of property, or lease and possession or use, under any title, of any kind movable and immovable property that may be necessary to fulfill the Company's purpose;

(xiii) Representar como intermediario, corredor o agente, comisionista, representante o cualquier otro carácter en México o en cualquier otro país, a cualquier persona física o moral, mexicana o extranjera;

(xiii) Act as an intermediary, broker or agent, commission agent, representative or any other character in Mexico or abroad, to any person or corporation, either Mexican or foreign.

(xiv) Celebrar y/o llevar a cabo, toda clase de actos y/o contratos civiles, mercantiles y de cualquier otra clase, necesarios para cumplir con el objeto social de la sociedad; y,

(xiv) Execute and/or carry out any acts and/or civil or commercial agreement, or of any other kind, that are considered necessary to fulfill the Company's purpose; and,

(xv) En general, realizar y celebrar todos los En general, la celebración dentro o fuera de México, por su propia cuenta y nombre o por cuenta y nombre de terceros, de todo tipo de actos, contratos, convenios, ya sean civiles o mercantiles, principales o accesorios, o de cualquier otra naturaleza conforme a derecho

(xv) In general, the execution in Mexico or abroad, by itself or on behalf and for third parties, of all kinds of acts, contracts, agreements, either civil or commercial, principals or accessories, or any other nature according to law.

<u>DOMICILIO SOCIAL</u>

<u>CLÁUSULA TERCERA</u>.- El domicilio social de la

<u>CORPORATE DOMICILE</u>

<u>THIRD CLAUSE</u>.- The corporate domicile of the

3

Sociedad se encuentra localizado en la Ciudad de México, Distrito Federal, México, teniendo la Sociedad el derecho a establecer sucursales, agencias y oficinas, en cualquier lugar, ya sea dentro de México o en el extranjero.

Company shall be located in Mexico City, Mexico, being the Company entitled to open branches, agencies and offices, anywhere, either within the Mexico or abroad.

VIGENCIA

TERM

CLÁUSULA CUARTA.- La vigencia de la Sociedad será indefinida.

FOURTH CLAUSE.- The term of the Company will be indefinite.

NACIONALIDAD

NATIONALITY

CLÁUSULA QUINTA.- La Sociedad es de nacionalidad mexicana. Todo extranjero que en el acto de la constitución o en cualquier tiempo ulterior adquiera un interés o participación social en la Sociedad, se considerará por ese simple hecho como mexicano, respecto de dicho interés o participación, así como respecto de cualquier bien, derecho, participaciones e intereses propiedad de la Sociedad, y con respecto a derechos y obligaciones que pudiesen derivar de contratos celebrados por la Sociedad, y se entenderá que dicho extranjero conviene en no invocar la protección de su gobierno bajo la pena, en caso contrario, de perder en beneficio de la nación mexicana el interés o participación que hubiere adquirido.

FIFTH CLAUSE.- The Company is of Mexican nationality. Any foreigner who, upon the incorporation of the Company or at any time thereafter, acquires an equity interest or participation in the Company shall be deemed as Mexican with respect to such equity interest or participation, as well as with respect to any goods, rights, participations or interests owned by the Company, and with respect to the rights and obligations that may arise from agreements entered by the Company, and it shall be understood that such foreigner hereby agrees not to invoke the protection of his/her/its government, under penalty, in case this covenant is breached, of forfeiting such interest or participation in favor of the Mexican government.

CAPITAL SOCIAL Y ACCIONES

CAPITAL STOCK AND SHARES

CLÁUSULA SEXTA.-

(i) El capital de la Sociedad es variable.

(ii) El capital social mínimo fijo sin derecho a retiro de la Sociedad es la cantidad de $10,000.00 (diez mil pesos, moneda de México), y está representada por 10,000 (diez mil) acciones ordinarias nominativas Clase "I", las cuales han sido totalmente suscritas y pagadas.

(iii) El capital variable de la Sociedad es ilimitado y se encuentra representado por acciones ordinarias nominativas Clase "II".

SIXTH CLAUSE.-

(i) The Company's capital stock is Variable.

(ii) The Company's Minimum Fixed capital stock is $10,000.00 (ten thousand Pesos, currency of Mexico), and is represented by 10,000 (ten thousand) nominative common Class "I" Shares, which are fully subscribed and paid for.

(iii) The Company's Variable capital stock is unlimited which shall be represented by nominative common Class "II" Shares.

CLÁUSULA SÉPTIMA.-

(i) El capital social de la Sociedad podrá estar representado por:

SEVENTH CLAUSE.-

(i) The capital stock of the Company may be represented by:

4

(A) Acciones Serie "A", que serán acciones ordinarias, y otorgarán a sus titulares plenos derechos de voto y económicos iguales e impondrán las mismas obligaciones entre los titulares de dicha Serie. Las Acciones Serie "A" podrán ser suscritas por Vitel Laboratorios, S.A. de C.V., sus Afiliadas (según dicho término se define más adelante), subsidiarias o por cualquier Adquiriente Permitido (según dicho término se define más adelante), de conformidad con estos estatutos sociales y cierto convenio celebrado entre la Sociedad y los Accionistas de la Sociedad de fecha **[•]** de **[•]** de 2016 (el "***Convenio entre Accionistas***").

(A) Series "A" shares, which will be common shares and will grant its holders equal voting and economic rights and will impose the same obligations among the holders of such Series. Series "A" shares may be subscribed by Vitel Laboratorios, S.A. de C.V., its Affiliates (as such term is defined in the Shareholders Agreement), its subsidiaries or by a Permitted Transferee (as such term is defined hereinbelow), in accordance with these Bylaws and that certain agreement among the Company and the Shareholders of the Company dated as of **[•]**, 2016 (the "***Shareholders Agreement***").

(B) Acciones Serie **"B"**, serán acciones ordinarias, y otorgarán a sus titulares, plenos derechos de voto y económicos iguales e impondrán las mismas obligaciones entres los titulares de dicha Serie. Las Acciones Serie "B" podrán ser suscritas por cualquier OncBioMune Pharmaceuticals Inc, sus Afiliadas (según dicho término se define más adelante), subsidiarias o por cualquier Adquiriente Permitido (según dicho término se define más adelante), de conformidad con estos estatutos sociales y el Convenio entre Accionistas.

(B) Series **"B"** shares, which will be common shares and will grant its holders equal voting and economic rights and will impose the same obligations among the holders of such Series. Series "B" shares may be subscribed by OncBioMune Pharmaceuticals Inc, its Affiliates (as such term is defined in the Shareholders Agreement), its subsidiaries or by a Permitted Transferee (as such term is defined hereinbelow), in accordance with these Bylaws and the Shareholders Agreement.

(ii) Todas las acciones representativas del capital social de la Sociedad (las "***Acciones***"), dentro de sus respectivas series, confieren los mismos derechos y obligaciones a sus accionistas (los "***Accionistas***"). La Sociedad podrá emitir nuevas series de acciones, acciones con derechos de voto limitado y/o acciones sin derechos a voto, representativas del capital social de la Sociedad mediante resolución de la Asamblea General Extraordinaria de Accionistas, la cual a su vez, resolverá sobre las características, términos, derechos y obligaciones de cualquiera de dichas series especiales de acciones.

(ii) All shares representative of the capital stock of the Company (the "***Shares***"), within their respective series, confer the same rights and obligations to their shareholders (the "***Shareholders***"). The Company may issue new series of shares, shares with limited voting-rights and/or shares with no voting rights, representative of the capital stock of the Company by resolution of the Extraordinary General Shareholders' Meeting, which will in addition decide the characteristics, terms, rights and obligations of any such special series of shares.

(iii) Los titulares de Acciones Serie **"A"** y Serie

(iii) The holders of Series **"A"** and Series

5

"B", otorgarán a sus titulares un (1) voto por acción de la Sociedad.

(iv) Cada una de las Acciones Serie **"A"** y Serie **"B"** serán divididas en Acciones Clase **"I"** y Acciones Clase **"II"** según resulte aplicable.

(v) Únicamente las Acciones Clase **"II"**, independientemente de la Serie a la que pertenezcan, tendrán derecho de retiro. El derecho de retiro por los titulares de las Acciones Clase **"II"** deberá cumplir con las disposiciones de la Ley General de Sociedades Mercantiles.

(vi) Si cualquiera de los Accionistas adquiere Acciones de otro Accionista o de la Sociedad, y dichas Acciones son de una Serie distinta a aquellas de su propiedad, o si a dichas Acciones no se les ha designado una Serie, tales Acciones deberán convertirse automáticamente en Acciones de la Serie a la que pertenezcan las Acciones que sean en ese momento propiedad del Accionista adquiriente.

(vii) Aquellas acciones pagadas en especie quedarán depositadas en la Sociedad durante un plazo de dos años, conforme a lo dispuesto en el Artículo 141 de la Ley General de Sociedades Mercantiles.

(viii) El porcentaje de participación de cada Accionista en el capital social en circulación de la Sociedad, será referido en todo momento como el porcentaje de participación de dicho Accionista en la Sociedad a partir de dicho momento (el "***Porcentaje de Participación***").

(ix) La Sociedad podrá adquirir las acciones representativas del capital social con cargo a su capital contable, en cuyo caso la Sociedad podrá conservar las acciones sin disminuir el capital social, si se resuelve cancelarlas o convertirlas en Acciones emitidas no suscritas depositadas en la tesorería de la Sociedad. Las Acciones emitidas no suscritas depositadas en tesorería podrán ser ofrecidas y emitidas por la Sociedad a favor de los Accionistas de conformidad con las disposiciones

"**B**" Shares will have the right to one (1) vote per share of the Company.

(iv) Each of the Series "**A**" and Series "**B** Shares will be divided into, Class **"I"** Shares and Class **"II"** Shares, as the case may be.

(v) Only Class **II** Shares, regardless of the Series, shall have redemption rights. Redemption by the holders of Class **II** Shares shall comply with the provisions of the General Law of Commercial Companies.

(vi) If any of the of the Shareholders acquire Shares from another Shareholder or from the Company, and such Shares are from a different Series than those it currently owns, or if such Shares do not have a designated Series, such acquired shares shall be automatically converted into Shares of the Series currently owned by the acquiring Shareholder.

(vii) Shares paid in-kind shall be kept in custody of the Company for a two year period, as provided in Article 141 of the General Law of Commercial Companies.

(viii) Each Shareholder's percentage ownership of the outstanding capital stock of the Company at any time shall be referred to as such Shareholder's percentage interest in the Company as of such time (the "***Percentage Interest***").

(ix) The Company may redeem shares representing its equity capital, charged to its accounting capital, in which case the Company will be able to hold them without decreasing equity capital, if it is resolved to cancel them or to convert them into issued and un-subscribed Shares held by the Company in treasury. Issued and un-subscribed shares held in treasury may be offered and issued by the Company to the Shareholders

6

establecidas en el Artículo 132 de la Ley General de Sociedades Mercantiles.

pursuant to the provisions of Article 132 of the General Law of Commercial Companies.

CLÁUSULA OCTAVA.-

(i) La Sociedad tendrá un Libro de Registro de Accionistas dentro del cual, se registrará el nombre, nacionalidad y domicilio de cada uno de los Accionistas de la Sociedad, así como el número, clase y Serie de las acciones de su propiedad, todas las transmisiones y conversiones relacionadas con las mismas y todos los requisitos establecidos en el Artículo 128 de la Ley General de Sociedades Mercantiles y cualquier otra disposición legal aplicable, en el entendido que:

(A) Dicho Registro será conservado por la Sociedad, ya sea directamente, o a través de una institución o persona moral legalmente autorizada.

(B) La(s) persona(s) que aparezca(n) en dicho Registro como propietario(s) de Acciones serán considerados como tal por la Sociedad, y al efecto la Sociedad, deberá inscribir a petición de cualquier titular, las transmisiones que se efectúen en cumplimiento de estos Estatutos Sociales, el Convenio entre Accionistas, así como de cualquier disposición legal aplicable.

(ii) Las Acciones son indivisibles y estarán representadas por títulos definitivos o certificados provisionales, amparando una o más Acciones. Los títulos definitivos de Acciones y certificados provisionales, en su caso, expedidos por la Sociedad contendrán lo siguiente:

(A) Los requisitos establecidos en los Artículo 111, 125, 126 y demás requisitos aplicables descritos en la Ley General de Sociedades Mercantiles;

(B) El texto que de tiempo en tiempo sea obligatorio conforme a lo establecido en la Ley de Inversión;

(C) El texto completo de las Cláusulas Cinco,

EIGHTH CLAUSE.-

(i) The Company shall have a Shares Registry Book in which it will register the name, nationality and domicile of each one of the Company's Shareholders, the number, class and series of the Shares of each one of them, all the transfers and conversions made in relation thereof and all requirements established in Article 128 of the General Law of Commercial Companies and any other applicable legal provisions, *provided, that*:

(A) Such Registry shall be kept by the Company either directly or through a legally authorized institution or legal entity; and

(B) The person(s) who appear in such Registry as owner(s) of the Shares shall be deemed as having such status by the Company, and for such purpose the Company, at a request by any holder, shall record transfers performed in compliance with these Bylaws, the Shareholders Agreement and any applicable law.

(ii) The Shares are indivisible and will be represented by definitive titles or provisional certificates, representing one or more Shares. Definitive Share titles and the provisional certificates, as the case may be, issued by the Company shall contain:

(A) The requirements established by Articles 111, 125, 126 and all other applicable requirements described in the General Law of Commercial Companies;

(B) Such phrasing as may be mandatory from time to time under the Foreign Investment Law;

(C) The full text of the Fifth, Sixth and

7

Seis y Siete de estos Estatutos; y

(D) La firma autógrafa o impresa en facsímile de dos miembros del Consejo de Administración *siempre y cuando* se deposite una copia original de su firma en el Registro Público de la Propiedad y del Comercio del domicilio social de la Sociedad; *en el entendido además* que el Consejo de Administración de la Sociedad queda ampliamente facultado para expedir dichos títulos o certificados y canjearlos a solicitud de sus propietarios.

(iii) Los títulos definitivos de Acciones y los certificados provisionales representativos del capital social de la Sociedad también incluirán la siguiente manifestación:

"*Cualquier transferencia de acciones que se encuentre amparada por un certificado o título está sujeta a las disposiciones y limitaciones establecidas en el Convenio entre Accionistas celebrado entre la Sociedad y algunos de sus Accionistas el 15 Agosto, 2016, según sea modificado, y a los Estatutos de la Sociedad*".

(iv) En caso de extravío, robo o destrucción de uno o más títulos definitivos o certificados provisionales de Acciones, se aplicará el procedimiento establecido en el Artículo 44 o cualquier otro procedimiento ulterior y aplicable de la Ley General de Títulos y Operaciones de Crédito. La Sociedad podrá, mediante solicitud por escrito de un Accionista, reemplazar certificados extraviados, robados o destruidos, en el entendido que dicho título o certificado, ya sea definitivo o provisional, solamente podrá ser expedido en nombre de la persona física o moral que aparezca registrada como propietario en el Libro de Registro de Accionistas de la Sociedad.

CLÁUSULA NOVENA.- El capital social de la Sociedad podrá ser aumentado o disminuido de conformidad con las siguientes reglas:

(i) Aumentos. Sujeto a lo dispuesto en la Cláusula Décima de estos Estatutos Sociales, la Asamblea General Extraordinaria de Accionistas, discutirá y resolverá sobre

Seventh Clauses of these Bylaws; and

(D) The handwritten or facsimile signature of two members of the Board Directors *provided that* an original counterpart of his signature be deposited in the Public Registry of Property and Commerce located at the Company's corporate domicile; *provided further, that* the Company's Board of Directors shall be fully empowered to issue such titles or certificates and exchange them at the request of their owners.

(iii) Definitive Share titles and provisional certificates representing the Company capital stock must also include the following statement:

"*Any transfer of the shares covered by this certificate or title is subject to the provisions and limitations established in the Shareholders Agreement entered into by the Company and some of its shareholders on 15 August, 2016, as amended, and in the Company's Bylaws.*"

(iv) Should one or more definitive titles or provisional shares certificates be lost, stolen or destroyed, the procedure established in Article 44 and any other subsequent and applicable procedures in the General Law of Credit Securities and Operations shall be observed. The Company may, pursuant to a written request by a shareholder, replace lost, destroyed or stolen certificates, with the understanding that said title or certificate, whether definitive or provisional, may only be issued in the name of the individual or legal entity that is found registered as the owner in the Company Shares Registry Book.

NINTH CLAUSE.- The Company's capital stock may be increased or be decreased in accordance with the following rules:

(i) Increases. Subject to what is established in Clause Tenth of these Bylaws, the Extraordinary General Shareholders' Meeting, shall discuss and decide on any

8

cualquier aumento de capital social de la Sociedad, ya sea tratándose de Acciones Clase "I" o Clase "II", y la forma y términos en que la emisión, suscripción y pago de las Acciones deberá realizarse. Cualquier aumento en la parte fija del capital social requerirá una modificación a la Cláusula Sexta de estos Estatutos Sociales. En caso de aumento en la parte variable del capital social, no será necesario protocolizar ante Notario Público las Asambleas correspondientes.

increase to the Company's equity, whether in Class "I" Shares or Class "II" Shares, and the form and terms in which the issuance, subscription and payment of the shares shall be made. Any increase in the fixed portion of the capital stock will require an amendment to Clause Sixth of these Bylaws. Should there be an increase in the variable part of the equity, it will not be necessary to notarize and formalize the corresponding Meeting minutes before Notary Public.

Los aumentos de capital deberán registrarse en el Libro de Variaciones de Capital, el cual deberá conservarse por la Sociedad de conformidad con lo dispuesto en la Ley General de Sociedades Mercantiles.

The increases in the capital stock must be registered in the Capital Variations Registry Book, which must be kept by the Company in accordance with the provisions of the General Law of Commercial Companies.

No se podrán emitir nuevas Acciones hasta que las Acciones previamente emitidas y suscritas hayan sido pagadas en su totalidad.

No additional new Shares may be issued until all previously issued and subscribed Shares have been duly paid in.

(ii) Disminuciones. La Asamblea General Extraordinaria de Accionistas, discutirá y resolverá sobre cualquier disminución en el capital social de la Sociedad, ya sea tratándose de Acciones Clase "I" o Acciones Clase "II". Cualquier disminución en la parte fija del capital social requerirá de una modificación a la Cláusula Sexta de estos Estatutos. En caso de disminuciones en la parte variable del capital, no será necesario protocolizar ante Notario Público las Asambleas correspondientes.

(ii) Decreases. The Extraordinary General Shareholders' Meeting shall discuss and decide on decreases in Company equity, whether in Class "I" Shares or Class "II" Shares. Any decrease in the fixed part of the capital stock shall require an amendment to Clause Sixth of these Bylaws. Should there be a decrease in the variable part of the equity, it will not be necessary to notarize and formalize the corresponding Meeting minutes before Notary Public.

Las disminuciones de capital se registrarán en el Libro de Variaciones de Capital, el cual deberá conservarse por la Sociedad de conformidad con lo dispuesto en la Ley General de Sociedades Mercantiles.

The decreases in the capital stock shall be registered in the Capital Variations Registry Book, which must be kept by the Company in accordance with the provisions of the General Law of Commercial Companies.

El capital social de la Sociedad podrá disminuirse para absorber pérdidas económicas, para reembolsar las aportaciones de los Accionistas, liberarlos de exhibiciones no realizadas, o por el derecho de los Accionistas a separarse de conformidad con lo dispuesto en el Artículo 206 de la Ley General de Sociedades Mercantiles.

The Company's capital stock can be decreased to absorb economic losses, to reimburse to the shareholders their contributions, release them from unpaid stock subscriptions, or by right of separation of shareholders established in Article 206 of the General Law of Commercial Companies.

En caso de disminuciones en la parte fija del

Should there be a decrease in the minimum

9

capital social, se aplicarán las disposiciones establecidas en el Artículo 9 de la Ley General de Sociedades Mercantiles, salvo que la disminución correspondiente se realice mediante la absorción de pérdidas.

fixed portion of the capital stock, the provisions established in Article 9 of the General Law of Commercial Companies shall apply, unless the corresponding decrease is carried out by means of absorption of losses.

CLÁUSULA DÉCIMA.- Cualquier aumento en el capital social y emisión y suscripción de Acciones nuevas de la Sociedad, estará sujeto a lo siguiente

(i) La Asamblea General Extraordinaria de Accionistas determinará los términos y condiciones de la emisión, suscripción y pago de las nuevas acciones, *en el entendido que*:

(A) Deberá ser en cumplimiento del Convenio entre Accionistas; y

(B) Los Accionistas de la Sociedad tendrán derecho de preferencia para suscribir dicha nueva emisión de forma proporcional a su Porcentaje de Participación al momento de llevarse a cabo dicha emisión, conforme a lo dispuesto en el Artículo 132 de la Ley General de Sociedades Mercantiles, y el cual deberá ser ejercido de acuerdo con estos Estatutos y la Ley General de Sociedades Mercantiles.

(ii) Si cualquier Accionista de una Serie no suscribiere todas las acciones a las que dicho Accionista tiene derecho a adquirir conforme a su derecho de preferencia, o expresamente renuncia a dicho derecho, los demás Accionistas de dicha Serie o los Accionistas de otras Series tendrán el derecho de preferencia para suscribir algunas o todas las Acciones no suscritas por cualquier otra persona; *en el entendido, sin embargo*, que este derecho de preferencia estará sujeto a las disposiciones del sub inciso **(i)** anterior.

(iii) Los derechos de preferencia contenidos en esta cláusula deberán ser ejercidos por los Accionistas con derecho al mismo dentro de los treinta (30) días naturales siguientes a la fecha en que cada Accionista sea notificado de la Asamblea General Extraordinaria de Accionistas que aprobó el aumento de capital (el ***"Periodo de Ejecución"***). El Secretario del Consejo de Administración será

TENTH CLAUSE.- Any increases in the capital stock and issuance and subscription of new Shares of the Company, will be subject to the following:

(i) The Extraordinary General Shareholders' Meeting will determine the terms and conditions to the issuance, subscription and payments of the new Shares, *provided that*:

(A) It should be in compliance with the Shareholders Agreement, and

(B) The Shareholders of the Company shall have a preemptive subscription right, pro-rata in accordance with their respective Percentage Interests at the time of such new issuance in accordance with Article 132 of the General Law of Commercial Companies, and which shall be exercised in compliance with these Bylaws and the General Law of Commercial Companies.

(ii) Should any Shareholder of a series not subscribe for all the shares that such Shareholder is entitled to under its preemptive right or expressly waives said right, the remaining Shareholders of such series and the Shareholders of the other series will have a right of first refusal to subscribe some or all of the Shares not subscribed for before any other Person; *provided, however*, that this right of first refusal will always be subject to the provisions of sub-section **(i)** above.

(iii) Preemptive rights under this clause shall be exercised by the Shareholders entitled thereto within thirty (30) calendar days following the date on which each Shareholder is notified of the Extraordinary General Shareholders' Meeting approving the capital increase (the "***Execution Period***"). The Secretary of the Board of Directors shall be responsible for notifying the Shareholders of such approval

10

responsable de notificar a los Accionistas mediante escrito con acuse de recibo, en el domicilio registrado de cada Accionista, sobre dicha aprobación; *en el entendido sin embargo* que la notificación no será requerida si todas las Acciones emitidas y en circulación de la Sociedad se encuentran representadas y contabilizadas en dicha Asamblea General Extraordinaria de Accionistas, y el Periodo de Ejecución comenzará a computarse a partir de la fecha de dicha Asamblea.

(iv) Si un Accionista desea ejercer su derecho de preferencia descrito en esta Cláusula, el Accionista deberá notificar al Secretario del Consejo de Administración en el domicilio de la Sociedad sobre su deseo de ejercer su derecho de preferencia. Las notificaciones bajo esta sección **(iv)** sólo serán válidas si se hacen dentro del Periodo de Ejecución.

(v) Todas las acciones de nueva emisión no tendrán una serie hasta que se hayan suscrito. Salvo lo dispuesto expresamente en estos Estatutos Sociales, cualquier Acción que no pertenezca a una Serie, al momento de que el Accionista suscriba las nuevas acciones, *ipso facto* las Acciones se convertirán automáticamente en acciones de la Serie a la que pertenezcan las Acciones que sean propiedad de dicho Accionista.

in writing at the address of record of each Shareholder, receipt acknowledged requested; *provided, however*, that notice shall not be required if all issued and outstanding Shares of the Company are represented and accounted for at such Extraordinary General Shareholders' Meeting, and the Execution Period shall start running as of the date of such Meeting.

(iv) If a Shareholder wishes to exercise its preemptive right described in this Clause, the Shareholder shall notify the Secretary of the Board of Directors in writing at the Company's domicile of its desire to exercise its preemptive right. Notices under this subsection **(iv)** shall be valid of only if made within the Execution Period.

(v) All newly issued shares shall not have a Series until such shares are subscribed. Except as expressly provided in these Bylaws, any Share that does not have Series shall *ipso facto*, automatically be converted into Shares of the Series held by the Shareholder subscribing such new Shares.

ADMINISTRACIÓN

CLÁUSULA DÉCIMA PRIMERA.- La Sociedad estará a cargo de un Consejo de Administración designado por la Asamblea General Ordinaria de Accionistas de la Sociedad (el ***"Consejo de Administración"***).

(i) El Consejo de Administración estará compuesto por cuatro (4) miembros.

(ii) Los Accionistas titulares del 25% del Capital Sociedad podrán designar un (1) consejero y su suplente que deberá cubrir la ausencia de del miembro propietario del Consejo de Administración que específicamente se le designe, de conformidad con las disposiciones legales aplicables.

Los miembros del Consejo del Administración durarán en su cargo un año; Si

MANAGEMENT

ELEVENTH CLAUSE.- The Company's management shall be entrusted to a Board of Directors appointed by the General Ordinary Shareholders' Meeting of the Company (the "***Board of Directors***").

(i) The Board of Directors shall be comprised of four (4) members.

(ii) The Shareholders holders of 25% shall designate one (1) director and its alternate director, who shall specifically cover the absences of such member of the Board of Directors designated, in accordance to the applicable legal provisions.

The members of the Board of Directors shall hold their position for one year; however. If

11

no se ha designado a un sustituto o la persona designada no ha tomado posesión del cargo, no estarán sujetos a las disposiciones del Artículo 154 de la Ley General de Sociedades Mercantiles.

no substitution has been made or the designated person has not taken office, they will not be subject to the provisions of Article 154 of the General Law of Commercial Companies.

CLÁUSULA DÉCIMA TERCERA.- El Consejo de Administración de la Sociedad nombrará a un Presidente y a un Secretario de entre los miembros designados en caso que la Asamblea de Accionistas no haya realizado dicha designación. Lo anterior, en el entendido que el Presidente tendrá voto de calidad en caso de empate en las votaciones realizadas durante la Sesiones del Consejo de Administración.

THIRTEENTH CLAUSE.- The Board of Directors of the Company shall appoint a Chairman and Secretary among the Directors appointed, if the General Ordinary Shareholders' Meeting of the Company failed to perform such designation. The above in the understanding that the Chairman shall have casting vote in case of deadlock during a Board of Directors meeting.

CLÁUSULA DÉCIMA CUARTA.-

(i) El Consejo de Administración de la Sociedad, actuando en conjunto como Consejo:

(A) Tendrá todas las facultades generales necesarias, sin limitación alguna, para llevar a cabo el objeto social de la propia Sociedad a cuyo efecto estará investido de los poderes que señalan los tres primeros párrafos del Artículo 2554 del Código Civil Federal y de sus artículos correlativos en los demás Códigos Civiles del Distrito Federal y de cada una de las entidades federativas de México, relativos a Pleitos y Cobranzas, Actos de Administración y Actos de Dominio y aún aquellas que requieran cláusula especial y Poder especial para suscribir, girar, aceptar, endosar y avalar toda clase de títulos de crédito, y abrir y cerrar cuentas bancarias;

(B) Tendrá el uso de la firma social;

(C) Podrá delegar dichas facultades o comisiones en favor de otra u otras personas, confiriendo al efecto, poderes generales o especiales, con o sin facultades para sustituirlos y revocarlos, para Pleitos y Cobranzas, para Actos de Administración, para Actos de Dominio, o suscribir, aceptar, girar, endosar and garantizar títulos de crédito, , los cuales podrán revocarse sin causa en cualquier tiempo;

(D) Deberá ser capaz de ejecutar todas las resoluciones de las Asambleas de

FOURTEENTH CLAUSE.-

(i) The Company's Board of Directors, acting as a Board:

(A) Shall have all necessary authorities, without any limitation whatsoever, in order to achieve the Company's corporate purpose and therefore the Board of Directors shall be vested with the powers provided in the first three paragraphs of Article 2554 of the Federal Civil Code and its corresponding articles in the Civil Codes of the Federal District and Mexican Republic's States, with respect to Litigations and Collections, Administrative Acts and Acts of Ownership and even those powers which require special clause and Power to subscribe, draw, accept, endorse and guarantee negotiable instruments (*Poder Cambiario*);

(B) Shall be vested with the power to sign on behalf of the Company;

(C) Shall be able to delegate said authorities in favor of other person(s) or committees granting Special or General Powers of Attorney, with or without substitution and revocation powers, for Litigations and Collections, for Administration Acts, for Ownership Acts or to subscribe, accept, draw, endorse and guarantee negotiable instruments, which powers it shall be able to revoke at any time without need for a cause;

(D) Shall be able to execute all the resolutions of the Shareholders' Meetings, and to

12

Accionistas, y llevar a cabo todas las acciones necesarias o convenientes para el mejor desempeño del objeto social, siempre y cuando tales resoluciones no estén reservados a la Asamblea General por ley o por estos estatutos;

perform all actions required or convenient for the better performance of the corporate purpose, so long as they are not reserved to the Shareholders by law or by these Bylaws;

(E) Tendrá cualquier otro poder o autoridad establecido por estos estatutos sociales, la Ley General de Sociedades Mercantiles; y

(E) Shall have any other power or duty set forth by these Bylaws, the General Law of Commercial Companies, and

(F) Podrá recibir emolumentos por sus servicios conforme lo resuelva la Asamblea de Accionistas.

(F) Shall be able to receive compensation (*emolumentos*) for their services as resolved by the Shareholders´ Meeting.

(ii) Adicionalmente a lo indicado en el sub inciso (i) que antecede, el Consejo de Administración de la Sociedad estará facultado para hacer constar, en cualquier tiempo y mediante documento público o privado, la compulsa de estos Estatutos, y; expedir copias certificadas y/o certificaciones de las constancias de cualquiera de los libros de la Sociedad, así como de los documentos relacionados con los mismos.

(ii) In addition to the provisions set forth in subsection (i) above, the Company's Board of Directors shall be entitled to certify, at any time and by means either of a private or public document, the comparison (*compulsa*) of these Bylaws; and issue certified copies and/or certificates with respect any of the Corporate Books and the documents related thereto.

CLÁUSULA DÉCIMA QUINTA.-

(i) Las sesiones del Consejo de Administración se celebrarán en el domicilio social de la Sociedad, pero podrán celebrarse en otro lugar dentro del territorio mexicano o en el extranjero o por teléfono si es aprobado por el Consejo de Administración.

Las sesiones del Consejo de Administración se celebrarán por lo menos 4 (cuatro) veces durante cada ejercicio social (trimestralmente) o en cualquier momento en que sean convocadas de conformidad con los presentes estatutos sociales.

(ii) Las convocatorias a las Sesiones de Consejo de Administración se podrán emitir por:

(A) El Presidente del Consejo de Administración;

(B) El Secretario del Consejo de Administración;

(C) Cualquier miembro del Consejo de Administración; o

FIFTEENTH CLAUSE.-

(i) The Board of Directors' Meetings shall be held at the Company's corporate domicile, but Meetings may be held somewhere else within the Mexican territory or abroad or by telephone if approved by the Board of Directors.

The Board of Directors' Meetings shall be held at least 4 (four) times during each year (quarterly), or whenever there is a call for a meeting pursuant to the bylaws.

(ii) The notice for Meetings of the Board of Directors shall be made by:

(A) The Chairman of the Board of Directors;

(B) The Secretary of the Board of Directors;

(C) Any member of the Board of Directors, or

13

(D) El Comisario de la Sociedad.

(D) The Statutory Auditor of the Company.

(iii) Las convocatorias para las Sesiones del Consejo de Administración serán entregadas a todos y cada uno de los Consejeros que componen el Consejo de Administración y también a los Comisarios con al menos diez (10) días hábiles de anterioridad a la fecha en que habrá de celebrarse la sesión, en la dirección que cada miembro del Consejo de Administración haya registrado para tal efecto, en el libro de direcciones en poder de la Sociedad.

(iii) Notices for Meetings of the Board of Directors shall be delivered to all and each of the Directors comprising the Board of Directors and also to the Statutory Auditors, at least ten (10) business days in advance of the date in which the Meeting is to be held, at the address that each member of the Board of Directors has registered at the address book held by the Company.

(iv) Las convocatorias de la Sesión de Consejo de Administración se harán por escrito o electrónicamente, firmada(s) por su(s) emisor(es) y deberán contener:

(iv) The notice of the Meeting of the Board of Directors shall be made in writing or by electronic transmission, signed by its(their) issuer(s) and contain:

(A) La fecha, hora y dirección (incluidos la ubicación dentro de la dirección, si es necesario) en el que se celebrará la Sesión del Consejo de Administración de la Sociedad o los datos de la conferencia telefónica en el supuesto que la Sesión se lleve a cabo a través de conferencia telefónica; así como

(A) The date, time and address (including the location within the address, if necessary) in which the Board of Directors' Meeting of the Company shall be held or the dial in information if the meeting will be held through a conference call ; as well as

(B) El orden del día, que contendrá todos los temas que serán discutidos en dicha reunión; no se permite incluir ningún elemento en la clase de "Asuntos Generales" y/o "Asuntos varios" o cualquier otra clasificación con un significado similar.

(B) The Agenda, which shall contain all the items to be discussed in such Meeting, not being allowed to include any item under the class "*General Matters*" and/or "*Miscellaneous Matters*" or any other classification with a similar meaning.

(v) No obstante cualquier disposición en contrario en esta Cláusula, no será necesario hacer la convocatoria a la Sesión del Consejo de Administración si todos los Consejeros de la Sociedad se encuentran reunidos y acuerdan en omitir la convocatoria a la sesión.

(v) Notwithstanding the provisions of this Clause to the contrary, notice of a meeting of the Board of Directors is not required if all of the Directors of the Company are present at a gathering and agree to waive notice of a meeting.

(vi) Con el fin de que el Consejo de Administración de la Sociedad funcione legalmente, en convocatoria inicial o ulterior, la asistencia de la mayoría de los Consejeros (ya sea propietarios y/o suplentes) será necesaria, *en el entendido que*:

(vi) In order for the Board of Directors of the Company to legally meet, either in first or subsequent notice, the attendance of the majority of the Directors (whether Members and/or Alternates) shall be necessary, *provided, that:*

(A) Al menos 1 (un) consejero propietario o

(A) At least 1 (one) member or its

14

su respectivo suplente designado por los Accionistas de acciones Serie "A" debe de estar presente;

respective alternate appointed by the Shareholders of the Series "A" shares shall be present at the meeting;

(B) Al menos 1 (un) consejero propietario o su respectivo suplente designado por los Accionistas de acciones Serie "B" debe de estar presente;

(B) At least 1 (one) member or its respective alternate appointed by the Shareholders of the Series "B" shares shall be present at the meeting;

(C) Las Resoluciones del Consejo de Administración de la Sociedad serán válidas si se tomaron por el voto mayoritario de los Consejeros (propietarios o suplentes) presentes en la sesión; *en el entendido que* en caso de un empate, el Presidente del Consejo de Administración tendrá el voto de calidad; y

(C) Resolutions by the Board of Directors of the Company shall be valid if taken by a majority vote of the Directors (Members and/or Alternates) present at the meeting; *provided, that* in the event of a tie, the Chairman of the Board of Directors shall have the casting vote, and

(D) El acta levantada durante la Sesión de Consejo de Administración deberá ser firmada por el Presidente y el Secretario de la Sesión de Consejo de Administración correspondiente y en el caso que la Sesión de Consejo de Administración haya sido a través de conferencia telefónica, las resoluciones del Consejo de Administración serán válidas y vinculantes para la Sociedad, a partir de la firma de las resoluciones por escrito respectivas confirmando las resoluciones tomadas, mismas que deberán cumplir con lo establecido por la Ley General de Sociedades Mercantiles para resoluciones tomadas fuera de Sesión del Consejo de Administración.

(D) The minutes taken during the Board of Directors' Meetings shall be executed by the Chairman and the Secretary of the respective Board of Directors' Meeting and in the case that the Board of Directors' Meeting was carried out through a conference call, the resolutions shall be valid and binding for the Company, upon execution of the corresponding written resolutions confirming the adopted resolutions, which shall comply with the requirements set forth in the General Law of Commercial Companies for resolutions adopted outside a Board of Directors´ Meeting.

(vii) Sujeto a lo establecido en el inciso (ix) siguiente, los siguientes asuntos deberán ser resueltos y aprobados por el Consejo de Administración de la Sociedad con la asistencia y voto afirmativo de un miembro propietario o su respectivo suplente del Consejo de Administración de la Sociedad nombrado por cada uno de los Accionistas de la Serie "A" y Accionistas de la Seria "B" o mediante resoluciones adoptadas fuera de Sesión del Consejo de Administración, mismas que deberán cumplir con lo establecido en el inciso D. del numeral (vi) de la presente Cláusula Décima Quinta

(vii) Subject to the provisions set forth in section (ix) below, the following matters shall be resolved and approved by a Board of Directors' Meeting of the Company with the attendance and affirmative vote of a principal or alternate member of the Board of Directors of the Company appointed by each of Series "A" Shareholders and Series "B" Shareholders or by resolutions adopted outside a Board of Director´s Meeting, which shall comply with the requirements set forth in paragraph D. of section (vi) of this Clause Fifteenth: (collectively "**Major**

15

(conjuntamente las "**Decisiones Mayores**"):

(A) Llevar a cabo o autorizar un aumento de capital en la Sociedad o la emisión de acciones o deuda;

(B) Cualquier amalgamación, fusión, escisión, consolidación, compraventa, reconconstitución, reestructura o transacción o reorganización similar;

(C) Cualquier liquidación, disolución, etc. de la Compañía o listado o deslistado de acciones o cualquier oferta de valores pública o privada.

(D) Reformar, alterar, modificación, adicionar o derogar los estatutos sociales de la Sociedad;

(E) Cualquier cambio en el Negocio (según dicho término se define en el Convenio entre Accionistas) de la Compañía;

(F) Incurrir en deuda u otorgar garantías que excedan de la cantidad de US$10,000.00 (diez mil dólares 00/100 Dólares, moneda de curso legal en los Estados Unidos de América) por trimestre;

(G) El ejercicio de cualesquier derechos corporativos (incluyendo pero no limitado a derechos de voto, derecho de retiro, y derechos preferenciales correspondientes o derivados de la participación de la Sociedad en cualquier subsidiaria de la Sociedad;

(H) La determinación, modificación o terminación de la política de pagos de dividendos de la Sociedad;

(I) La determinación, modificación o terminación del plan anual de negocios, del presupuesto anual y del plan anual de negocios de la Sociedad o de cualesquier subsidiarias de la Sociedad;

(J) Aprobación de los estados financieros de la Sociedad y de cualquier subsidiaria de la Sociedad, cuando resulte aplicable;

Decisions"):

(B) Any amalgamation, merger, spin-off, consolidation, sale, reconstitution, restructuring or similar transaction or reorganization;

(D) Any amendment, alteration, change, addition to or repeal the By-laws of the Company;

(E) Any change to the Business (as such term is defined in the Shareholders Agreement) of the Company;

(F) Any incurrence of any indebtedness or guarantees which exceed the amount of US$10,000.00 (ten thousand 00/100 Dollars, legal tender in the United States of America) per quarter;

16

(K) Designación y remoción de los auditores externos de la Sociedad;

(L) Salvo aprobado por el Consejo de Administración, la disposición (incluyendo sin limitar, la venta o creación de cualquier gravamen o limitación de dominio) de cualquier activos o inversiones de capital de la Compañía fuera del curso ordinario del Negocio de la Compañía;

(M) Salvo por Transferencias Permitidas, cualesquier transferencias de participaciones de la Sociedad en el capital social de las subsidiarias de la Sociedad.

(N) La presentación por parte de la Sociedad de cualquier demanda o la iniciación de cualquier procedimiento de resolución alternativa cuando la controversia;

(O) La constitución de cualquier subsidiaria, salvo que se encuentre previsto en el plan de negocios de la Sociedad;

(P) Salvo en el caso de una Transferencia Permitida, la admisión de nuevos Accionistas en la Sociedad;

(Q) El otorgamiento de cualesquiera poderes para actos de dominio en México o su equivalente en cualquier otra jurisdicción donde la Sociedad persiga oportunidades de negocio.

(viii) En todos los casos, para la validez y obligatoriedad de las resoluciones tomadas por el Consejo de Administración de la Sociedad en relación con Decisiones Mayores, será necesario que esté presente en la Sesión respectiva, al menos un miembro propietario o su respectivo suplemente de designado por los tenedores de Acciones Serie "A" y un miembro propietario designando por los tenedores de Acciones Serie "B".

(ix) No obstante lo dispuesto en la inciso (vii) de

(viii) In all cases, for a resolution adopted by the Board of Directors in connection with a Major Decision to be valid and binding, it shall be required the attendance to the corresponding Board Meeting of at least one principal director or its corresponding alternate appointed by the holders of the Series "A" Shares and one principal director or its corresponding alternate appointed by the holders of the Series "B" Shares.

(ix) Notwithstanding the provisions set forth in

17

la presente Cláusula Décima Quinta, las Decisiones Mayores podrán ser votadas y aprobadas por la Asamblea General Extraordinaria de Accionistas de la Sociedad.

item (vii) of this Clause Fifteenth, the Major Decisions might be voted and approved by the General Extraordinary Shareholders Meeting of the Company.

CLÁUSULA DÉCIMA SEXTA.- El Secretario del Consejo de Administración de la Sociedad tendrán derecho a:

(i) Actuar como delegado especial del Consejo de Administración de la Sociedad con el fin de llevar a cabo la formalización (ante notario) de cualquier acta levantada de cualquier Sesión del Consejo y cualesquiera resoluciones a las que se refiere la siguiente Cláusula;

(ii) Certificar, en cualquier momento y por medio de documentos públicos o privados, la compulsa de Estatutos; y

(iii) Expedir copias certificadas y/o certificados con respecto de cualquiera de los Libros Corporativos de la Sociedad y los documentos relacionados con los mismos.

SIXTEENTH CLAUSE.- The Secretary of the Board of Directors of the Company shall be entitled to:

(i) Act as special delegate of the Board of Directors of the Company in order to carry out the formalization (before a Notary Public) of any Minutes taken from any Board of Directors' Meeting and any Resolutions of the type referred to in the following Clause;

(ii) Certify, at any time and by means of either private or public documents, the comparison (*compulsa*) of the Bylaws; and

(iii) Issue certified copies and/or certificates with respect any of the Company's Corporate Books and the documents related thereto.

CLÁUSULA DÉCIMA SÉPTIMA.-

(i) Las resoluciones tomadas por los miembros del Consejo de Administración por escrito y fuera de Sesión de Consejo de Administración, tendrán, para todos los efectos legales a que hubiere lugar, la misma validez como si hubiesen sido adoptadas en Sesión de Consejo de Administración de la Sociedad, siempre y cuando las respectivas resoluciones cumplan con los requisitos establecidos por la Ley General de Sociedades Mercantiles para este tipo de resoluciones.

(ii) Las resoluciones adoptadas en una Sesión del Consejo de Administración o adoptadas por el los miembros del Consejo de Administración fuera de una Sesión del Consejo de Administración conforme a lo establecido en el inciso (i) anterior, se levantarán en actas que al efecto incorpore el Secretario del Consejo de Administración en el Libro de Sesiones del Consejo de Administración de la Sociedad.

SEVENTEENTH CLAUSE.-

(i) Written resolutions, taken by the members of the Board of Directors in lieu of a Board of Directors' Meeting, shall have, for all legal purposes, the same validity as if taken at a Board of Directors' Meeting of the Company, as long as such resolutions comply with the requirements set forth in the General Law of Commercial Companies for these type of resolutions.

(ii) Resolutions adopted at a Board of Directors' meeting or taken by the members of the Board of Directors in lieu of a Board of Directors' Meeting pursuant to section (i) above, will be evidenced by minutes incorporated by the Secretary of the Board of Directors into the Board of Directors Meeting Minutes Book of the Company.

CLÁUSULA DÉCIMA OCTAVA.- La totalidad de los miembros integrantes del Consejo de

EIGHTEENTH CLAUSE.- All members of the Board of Directors of the Company are released

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Administración de la Sociedad estarán relevados de la obligación de otorgar o prestar garantía alguna para asegurar las responsabilidades que pudieren contraer en el desempeño de sus respectivos encargos por lo que, en consecuencia, la Asamblea de Accionistas de la Sociedad no podrá adoptar acuerdo alguno en contrario.

from granting any guarantee in order to secure the liabilities into which they may incur during the performance of their respective duties, therefore, the Shareholders' Meeting of the Company shall not be able to take any resolutions contrary to the provisions set forth in this paragraph.

VIGILANCIA DE LA SOCIEDAD

CLÁUSULA DÉCIMA NOVENA.-

(i) La vigilancia de la Sociedad será encomendada a uno o más comisarios propietarios, y sus respectivos suplentes, como sea el caso, si así lo determinan los Accionistas en la Asamblea General Ordinaria de Accionistas de la Sociedad.

(ii) La Asamblea General de Accionistas determinará el término que durarán en su cargo los Comisarios; los Comisarios podrán ser reelectos y ejercerán sus cargos hasta que sus sucesores sean debidamente electos y ocupen sus cargos.

(iii) Los Comisarios tendrán las facultades y obligaciones establecidas en el Artículo 166 de la Ley General de Sociedades Mercantiles, además de las otorgadas en Asamblea General de Accionistas.

Cualquier Accionista, o grupo de Accionistas de una misma clase, que sea tenedor de por lo menos diez por ciento (10%) de las Acciones representativas del capital social de la Sociedad, podrá nombrar a un comisario minoritario; *en el entendido sin embargo*, que cualquier emolumento en favor de un Comisario minoritario será responsabilidad del (los) accionista(s) que nombre(n) al Comisario minoritario respectivo.

(iv) Los Accionistas podrán establecer en Asamblea General de Accionistas de la Sociedad, la obligación de los Comisarios de la Sociedad de otorgar garantía para cubrir cualquier responsabilidad en las que pudieran incurrir en el desempeño de sus encargos

SURVEILLANCE OF THE COMPANY

NINETEENTH CLAUSE.-

(i) The surveillance of the Company shall be entrusted to one or more proprietary Statutory Auditors, and, their respective alternates, as applicable, if so determined by the Shareholders at the General Ordinary Shareholders' Meeting of the Company.

(ii) The term of the appointment of the Statutory Auditors shall be determined by the General Shareholders' Meeting; they may be reelected and shall perform their duties until their successors have been duly elected and taken office.

(iii) The Statutory Auditors shall have the authorities and obligations provided for under Article 166 of the General Law of Commercial Companies, in addition to any others granted by the General Shareholders' Meeting.

Any Shareholder, or group of Shareholders of a same class, holding at least, ten percent (10%) of Shares representative of the capital stock of the Company may designate a minority Statutory Auditor; *provided however*, that any compensation in favor of a minority Statutory Auditor shall be the responsibility of the shareholder(s) appointing the relevant minority Statutory Auditor.

(iv) The Shareholders may establish at the General Ordinary Shareholders' Meeting of the Company, the obligation for the Statutory Auditors of the Company to grant collateral to secure any liabilities that may be incurred in the performance of their duties.

ASAMBLEAS DE ACCIONISTAS

CLÁUSULA VIGÉSIMA.-

SHAREHOLDERS' MEETINGS

TWENTIETH CLAUSE.-

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(i) La Asamblea General de Accionistas es el órgano supremo de la Sociedad y sus resoluciones son obligatorias para todos los Accionistas, aun para aquellos que estén ausentes o disidentes, los cuales en cualquier momento tendrán los derechos que se les otorgan en la Ley General de Sociedades Mercantiles, en el entendido que las acciones que detenten, conferirán derechos de voto y el poder de tomar decisiones en relación con dichos asuntos del Orden del Día de la Asamblea de Accionistas respectiva. Cada Acción representa un (1) voto en cualquier Asamblea de Accionistas, Ordinaria o Extraordinaria, o cuando sea el caso, Asamblea Especial de Accionistas.

(i) The Shareholders' Meeting is the supreme governing body of the Company and its resolutions are binding on all Shareholders, even those absent or dissenting, who in any case shall be entitled to the rights granted to them in the General Law of Commercial Companies, provided that the shares they hold, confer voting rights and the power to take decisions in relation to the items on the Agenda of the Shareholders' Meeting in question. Each Share represents one (1) vote at any Ordinary, Extraordinary or, when applicable, Special Shareholders' Meetings.

(ii) Las Asambleas de Accionistas serán Ordinarias, Extraordinarias o Especiales, y cada una de ellas deberá discutir los siguientes temas:

(ii) The Shareholders' Meetings shall be Ordinary, Extraordinary or Special, and each of them shall discuss the following matters:

(A) Las asambleas ordinarias serán aquellas que se reúnan para discutir cualquier asunto relacionado con los Artículos 180 y 181 de la Ley General de Sociedades Mercantiles, y todos aquellos otros asuntos del Orden del Día conforme a estos Estatutos Sociales, el Convenio entre Accionistas, o cualquier ley aplicable, que no se encuentren expresamente reservados a las Asambleas Extraordinarias o Especiales (las "***<u>Asambleas Ordinarias</u>***"). Las Asambleas Ordinarias de Accionistas se celebrarán por lo menos una vez al año dentro de los primeros cuatro meses siguientes al cierre del ejercicio fiscal de la Sociedad, y tratarán entre otros temas, los asuntos establecidos en el Artículo 181 de la Ley General de Sociedades Mercantiles.

(A) Ordinary meetings will be those that meet to discuss any of the matters referred to in Articles 180 and 181 of the General Law of Commercial Companies, and all other items on the Agenda that pursuant to these Bylaws, the Shareholders Agreement, or the applicable law are not expressly reserved for an Extraordinary or Special Shareholders' Meeting (the "***<u>Ordinary Shareholders' Meetings</u>***"). Ordinary Shareholders' Meetings shall be held at least once each year within the first four months following the close of the fiscal year of the Company, and shall include among others, the items set forth in Article 181 of the General Law of Commercial Companies.

(B) Las asambleas extraordinarias serán aquellas que se reúnan para discutir cualquier asunto relacionado con el Artículo 182 de la Ley General de Sociedades Mercantiles, cualquier Decisión Mayor y cualquier otro asunto que se encuentre expresamente reservado a las asambleas extraordinarias en estos Estatutos o en el Convenio entre

(B) Extraordinary meetings will be those that meet to discuss any of the matters covered by Article 182 of the General Law of Commercial Companies, any Major Decision and/or any of the matters identified as reserved for the extraordinary shareholders' meeting in these Bylaws or the Shareholders Agreement (the "***<u>Extraordinary</u>***

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Accionistas (las "***Asambleas Ordinarias***").

(C) Asambleas especiales serán aquellas que se reúnan para discutir cualquier asunto que podría afectar los derechos de una Serie o Clase de Acciones en particular las "***Asambleas Especiales***").

CLÁUSULA VIGÉSIMA PRIMERA.-

(i) Todas las Asambleas de Accionistas de la Sociedad deberán celebrarse mediante previa convocatoria por escrito, emitida:

(A) Por el Consejo de Administración de la Sociedad;

(B) Por el Presidente del Consejo de Administración de la Sociedad;

(C) Por el Secretario del Consejo de Administración de la Sociedad;

(D) Por cualquiera de los consejeros del Consejo de Administración de la Sociedad, actuando en representación del Consejo de Administración; o

(E) Por el Comisario de la Sociedad.

(ii) Las Asambleas de Accionistas podrán celebrarse sin la necesidad de una convocatoria anterior en caso que todas las Acciones se encuentren representadas al momento que la Asamblea de Accionistas se encuentre instalada y se lleve a cabo la votación, o en continuación de una Asamblea de Accionistas que fue debidamente instalada, siempre y cuando, previo a la interrupción de la Asamblea de Accionistas respectiva, se haya acordado el lugar, fecha y hora de su continuación.

(iii) Todas las convocatorias de cualquier tipo de Asamblea de Accionistas deberán ser firmadas por quien las emita y ser publicadas en el sistema electrónico creado para tal propósito de la Secretaría de Economía, al menos quince (15) días naturales antes de la fecha de celebración de la Asamblea, tratándose de primera convocatoria, y al menos ocho (8) días naturales antes de la fecha de celebración

Shareholders' Meetings").

(C) Special meetings will be those that meet to discuss any matter that may affect the rights of specific Series or Class of Shares (the "***Special Meetings***").

TWENTY-FIRST CLAUSE.-

(i) All Shareholders' Meetings of the Company shall be held with prior written notice issued:

(A) By the Company's Board of Directors;

(B) By the Chairman of the Company's Board of Directors;

(C) By the Secretary of the Company's Board of Directors;

(D) By any of the Directors of the Board of Directors of the Company acting on behalf of the Board of Directors; or

(E) By any of the Statutory Auditors of the Company.

(ii) Shareholder's Meetings may be held without need of prior notice if all Shareholders are represented at the time the respective Shareholders' Meeting is installed and the voting takes place, or in continuation of a Shareholders' Meeting that was legally convened, as long as prior to the interruption of the relevant Shareholders' Meeting, the place, date and time of its continuation was agreed upon.

(iii) All notices for any kind of Shareholders' Meeting shall be signed by the issuer and be published at the electronic system of the Economy Ministry created for such purposes at least fifteen (15) calendar days prior to the date of the Meeting, if first notice; and at least Eight (8) calendar days prior to the date of the Meeting, if second or subsequent notice (in which case, the respective notices

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de la Asamblea, en caso de ser segunda o ulterior convocatoria (en cuyo caso, las convocatorias respectivas deberán ser publicadas conforme a lo establecido en esta Cláusula).

(iv) La convocatoria para la Asamblea de Accionistas deberá contener la fecha, hora, domicilio (incluyendo la ubicación dentro de dicho domicilio, en caso de ser necesario) y el Orden del Día de la Asamblea, el cual deberá describir los asuntos a ser discutidos en la respectiva Asamblea de Accionistas de la Sociedad.

(v) Las resoluciones fuera de Asamblea General de Accionistas de la Sociedad, que por lo menos sean tomadas por los titulares de Acciones con los derechos a voto requeridos para dicha ocasión, tendrán, para todos los efectos legales, la misma validez como si hubiesen sido debidamente adoptadas en Asamblea General de Accionistas de la Sociedad.

CLÁUSULA VIGÉSIMA SEGUNDA.-

(i) Los Accionistas tendrán derecho a asistir a Asambleas de Accionistas, en persona, o mediante representación a través de las personas designadas para tal efecto, siendo suficiente para tal propósito una carta poder firmada ante dos testigos, en el entendido que las siguientes personas no estarán autorizadas para actuar como apoderados:

(A) Los miembros del Consejo de Administración; y/o

(B) Cualquiera de los Comisarios.

(ii) Aquellos Accionistas de la Sociedad que tengan la intención de asistir a una Asamblea de Accionistas de la Sociedad, ya sea en persona o mediante representación, deberán:

(A) Cumplir con las disposiciones aplicables establecidas en la Ley General de Sociedades Mercantiles; y

(B) Obtener un pase de ingreso del Secretario del Consejo de Administración shall also be published as provided in this Clause).

(iv) The notice for the Shareholder's Meeting shall contain the date, time, address (including the location within such address, if necessary) and the Meeting's Agenda, which shall describe the items to be discussed in the respective Shareholders' Meeting of the Company.

(v) Resolutions taken in lieu of a Shareholders' Meeting of the Company, by at least the members of voting Shares required for such occasion shall have, for all legal effects, the same validity as if the same were adopted at a duly convened Shareholders' Meeting of the Company.

TWENTY-SECOND CLAUSE.

(i) The Shareholders shall be entitled to attend Shareholders' Meetings in person or by proxy through the persons appointed for such effect, being sufficient for such purpose a power of attorney letter signed before two witnesses, *provided, that* the following individuals will not be allowed to act as attorneys-in-fact:

(A) a member of the Board of Directors, and/or

(B) any of the Statutory Auditors.

(ii) Those Shareholders of the Company intending to attend a Shareholders' Meeting of the Company, either in person or by proxy, shall:

(A) comply with the applicable provisions set forth in the General Law of Commercial Companies; and

(B) obtain an entrance pass from the Secretary of the Board of Directors of

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de la Sociedad, al menos un (1) día hábil antes de la fecha establecida para la celebración de la Asamblea de Accionistas de la Sociedad, a fin de que pueda tener acceso a la respectiva Asamblea.

CLÁUSULA VIGÉSIMA TERCERA.-

(i) Las asambleas de Accionistas tendrán las siguientes reglas de quórum y resoluciones:

(A) Las Asambleas Ordinarias de Accionistas serán consideradas legalmente instaladas en primera o en segunda o ulterior convocatorias, si más del cincuenta y un por ciento (51%) de las Acciones emitidas e íntegramente pagadas están representadas en la misma. Las resoluciones de la Asamblea Ordinaria de Accionistas serán válidas cuando sean aprobadas por al menos la mayoría de las Acciones emitidas representadas en la asamblea.

(B) Las Asambleas Extraordinarias de Accionistas se considerarán legalmente instaladas en primera convocatoria si al menos el setenta y cinco por ciento (75%) de las Acciones emitidas e íntegramente pagadas se encuentran representadas en la misma y, en caso de una segunda o ulterior convocatoria, si más del cincuenta por ciento (75%) de las Acciones emitidas e íntegramente pagadas se encuentran representadas en la misma. Las resoluciones de la Asamblea Extraordinaria de Accionistas serán válidas cuando sean aprobadas por más del setenta y cinco por ciento (75%) de las Acciones emitidas representadas en la asamblea y las Acciones Serie "A" y Serie "B" están debidamente representadas en la Asamblea Extraordinaria respectiva.

(C) Las Asambleas Especiales de Accionistas deberán seguir las mismas reglas aplicables por esta Cláusula Vigésima Tercera, para Asambleas Extraordinarias de Accionistas, pero con referencia exclusiva a las series de acciones aplicables.

the Company, at least one (1) business day in advance to the date set for the Shareholders' Meeting of the Company to take place, in order to gain access to the respective Meeting.

TWENTY-THIRD CLAUSE.-

(i) The Shareholders' meetings shall have the following quorum and resolution rules:

(A) The Ordinary Shareholders Meetings shall be deemed to be legally held on a first call or on second or subsequent calls if, more than fifty one percent (51%) of the issued and fully paid Shares are represented therein. The resolutions of the Ordinary Shareholders' Meeting shall be valid when approved by at least the majority of the issued Shares represented in the meeting.

(B) The Extraordinary Shareholders' Meetings shall be deemed legally held on first call if at least seventy-five percent (75%) of the issued and fully paid Shares are represented therein and, in the case of second or subsequent calls if more than seventy five percent (75%) of the issued and fully paid Shares are represented therein. The resolutions of the Extraordinary Shareholders' Meeting shall be valid when approved by more than seventy five percent (75%) of the issued Shares represented in the meeting and the both the Series "A" and Series "B" shares are duly represented in the respective Extraordinary Shareholders' Meeting.

(C) The Special Shareholders' Meetings shall follow the same rules applicable by this Clause Twenty-Third, to Extraordinary Shareholders' Meetings, but referred exclusively to the applicable series of shares.

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CLÁUSULA VIGÉSIMA CUARTA.-

(i) Las Asambleas Generales de Accionistas serán presididas por el Presidente del Consejo de Administración y, en su ausencia, la respectiva Asamblea de Accionistas será presidida por la persona designada para tal efecto por los presentes; y las Asambleas Especiales de Accionistas serán presididas por la persona designada para tal efecto por los presentes.

(ii) El Secretario del Consejo de Administración de la Sociedad será el Secretario de las Asambleas de Accionistas y, en su ausencia, el Secretario de las Asambleas será la persona designada para tal efecto por los presentes.

(iii) El Presidente de la respectiva Asamblea de Accionistas de la Sociedad deberá designar a uno o dos de los presentes como Escrutadores para certificar el número de Accionistas presentes en la Asamblea de Accionistas.

(iv) Las actas preparadas en las Asambleas de Accionistas deberán ser registradas en el Libro de Actas de Asamblea de Accionistas; y firmadas por el Presidente y el Secretario de la respectiva Asamblea de Accionista, así como por los Comisarios de la Sociedad presentes en la Asamblea.

(v) El Secretario del Consejo de Administración tendrá derecho a actuar como delegado especial de la Asamblea de Accionistas para protocolizar (ante Notario Público) cualquier acta preparada de la Asamblea de Accionistas; y cualquier Resolución al que se hace referencia en el último párrafo de la Cláusula Vigésima Primera de estos Estatutos Sociales.

TWENTY-FOURTH CLAUSE.-

(i) The General Shareholders' Meetings shall be presided over by the Chairman of the Board of Directors and if absent, the respective Shareholders' Meeting shall be presided over by the individual designated for such effects by the attendants; and the Special Shareholders' Meetings shall be presided over by the individual designated for such effects by the attendants.

(ii) The Secretary of the Board of Directors of the Company shall be Secretary to the Shareholders' Meetings and, during his absence, the Meeting's Secretary shall be the individual designated for such purpose by the attendants.

(iii) The Chairman of the respective Shareholders' Meeting of the Company shall appoint one or two of the attendants as Inspectors (*escrutadores*) to certify the number of shareholders present at the Shareholders' Meeting.

(iv) Minutes taken from Shareholders' Meetings of the Company shall be recorded in the Shareholders' Meeting Minutes Book; and executed by the Chairman and Secretary of the respective Shareholders' Meeting, and by the Statutory Auditors of the Company who attended the Meeting.

(v) The Secretary of the Board of Directors of the Company shall be entitled to act as special delegate of the Shareholders' Meeting of the Company in order to formalize (before a Notary Public) any Minutes taken from any Shareholders' Meeting of the Company; and any Resolutions of the type referred to in the last paragraph of the Twenty-First Clause of these Bylaws.

RÉGIMEN DE TRANSFERENCIA

CLÁUSULA VIGÉSIMA QUINTA.-

(i) Ni la titularidad ni la propiedad de las Acciones podrá ser vendida, cedida, transferida, dada en prenda o de cualquier otro modo enajenada (conjuntamente "**Transferencia(s)**"), ya sea de forma voluntaria o por concepto de ley, excepto de conformidad con los términos de estos

TRANSFER REGIME

TWENTY-FIFTH CLAUSE.-

(i) Neither record title nor beneficial ownership of any Shares may be sold, assigned, transferred, pledged or otherwise disposed of (collectively, "**Transfer(s)**"), whether voluntarily or by operation of law, except in accordance with the terms of these Bylaws. Any purported Transfer in violation of any provision of these Bylaws

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Estatutos Sociales. Cualquier Transferencia pretendida en contravención de las disposiciones de estos Estatutos Sociales será nula y no surtirá efectos, y no transferirá la titularidad al adquirente pretendido, y le otorgará a la Sociedad y los demás Accionistas una opción de adquirir todas esas Acciones en la forma, términos y condiciones previstas en la Cláusula Vigésima Sexta de estos Estatutos. Cualquier Accionista podrá Transferir Acciones (siempre y cuando dicha transferencia se realice en cumplimiento con estos Estatutos Sociales) a: **(x)** cualquier Afilada de dicho Accionista ("Adquiriente Permitido"); o **(y)** con consentimiento expreso de los otros Accionistas de la Sociedad, o **(z)** cuando el Convenio entre Accionistas lo permita expresamente (conjuntamente una "**Transferencia Permitida**").

shall be void and ineffective, shall not operate to transfer any interest or title in the purported transferee, and shall give the Company and the other Shareholders an option to purchase all such Shares in the manner and on the terms and conditions provided for in the Twenty-Sixth Clause hereof. Any Shareholder may Transfer Shares (provided that such Transfer is otherwise in compliance with these Bylaws) to: **(x)** to any Affiliate thereof ("Permitted Transferee"); or **(y)** with the prior consent of the other Shareholders of the Company or **(z)** as otherwise permitted under this Agreement. (a "**Permitted Transfer**").

(ii) Si un Adquiriente Permitido deja de ser una Afiliada del Accionista que llevó a cabo la Transferencia Permitida en su favor, se considerará que el Accionista que realizó dicha Transferencia Permitida ha incumplido a sus obligaciones bajo los presentes estatutos sociales y bajo el Convenio entre Accionistas y las Acciones en cuestión se revertirán automáticamente o serán de otra forma transferidas a dicho Accionista. El contrato o cualquier otro instrumento a través del cual un Accionista realice una Transferencia Permitida deberá contener expresamente una cláusula contemplando la reversión de las Acciones o la reversión de la Transferencia Permitida en caso que el Adquiriente Permitido dejé ser un Adquiriente Permitido en cualquier momento con posterioridad a la Transferencia Permitida. Si de conformidad con la legislación aplicable, dicha reversión no es permitida o el Accionista transferente no acepta dicha reversión, entonces los otros Accionistas de la Sociedad tendrán derecho a: (x) adquirir directa o a través de una subsidiara, de conformidad con su respectivo Porcentaje de Participación, la totalidad de las Acciones del Adquiriente Permitido que dejó de ser una Afiliada, (y) solicitar a la Sociedad en amortizar las Acciones del Adquiriente Permitido que cesó de ser una Afiliada del Accionista transferente (z) una combinación

25

de los derechos descritos en los subincisos (x) e (y) de este inciso (ii). El contrato o cualquier otro instrumento a través del cual un Accionista realice una Transferencia Permitida deberá contener una cláusula otorgando expresamente estos derechos a los Accionistas no transferentes.

(iii) Cada Accionista deberá notificar por escrito a los otros Accionistas y a la Sociedad cualesquier Transferencias Permitidas.

(iv) Cualquier intento de Transferencia en violación con los términos del Convenio entre Accionistas y los Estatutos Sociales de la Sociedad será nulo e inválido y la Sociedad se abstendrá de documentar dicha transferencia en los libros corporativos de la Sociedad, incluyendo el Libro de Registro de Acciones de la Sociedad.

(iv) Any attempted Transfer in violation of the terms of Shareholders Agreement and the By-laws of the Company shall be deemed null and void and the Company shall reject to document such transfer in the corporate books of the Company, including the Shares Registry Book of the Company.

CLÁUSULA VIGÉSIMA SEXTA.-

TWENTY-SIXTH CLAUSE.

(i) Si en cualquier momento un Accionista (el "**Accionista Transmisor**") decide realizar una Transferencia (distinta a una Transferencia Permitida) de todas o parte de sus Acciones a un tercero, la Sociedad y los demás Accionistas (distintos al Accionista Transmisor) (las "**Partes con DP**") tendrán el derecho a comprar dichas Acciones a ser Transferidas (el "**Derecho de Preferencia**") en los términos de la presente Cláusula.

(i) If at any time any Shareholder (the "**Transferring Shareholder**") decides to effect a Transfer (other than a Permitted Transfer) of all or any part of its Shares to a third-party, the Company and the other Shareholders (other than the Transferring Shareholder) (the "**ROFR Parties**") will have a right to purchase such Shares proposed to be Transferred (the "**Right of First Refusal**") on the terms set forth in this Clause.

(ii) El Accionista Transmisor deberá notificar a los otros Accionistas y al Presidente del Consejo de Administración **(A)** su intención de Transferir todas o parte de sus Acciones (las "**Acciones de Preferencia**"), **(B)** el número de Acciones de Preferencia que se pretenden Transferir, **(C)** el precio de compra de las Acciones de Preferencia, y **(D)** los otros términos y condiciones relevantes de la Transferencia propuesta incluyendo los términos y condiciones para el pago y la identidad del potencial adquiriente de las Acciones de Preferencia (la "**Notificación de la Transferencia Propuesta**").

(ii) The Transferring Shareholder shall notify the other Shareholders and the Chairman of the Board of Directors of **(A)** its intention to Transfer all or part of its Shares (the "**First Refusal Shares**"), **(B)** the number of First Refusal Shares proposed to be Transferred, **(C)** the purchase price of the First Refusal Shares, and **(D)** the other material terms and conditions of the proposed Transfer including the terms and conditions for the payment and the identity of the potential acquirer of the First Refusal Shares (the "**Proposed Transfer Notice**").

(iii) Si cualquiera de las Partes con DP desea ejercer su Derecho de Preferencia respectivo, para adquirir todas las Acciones, en términos y

(iii) If any of the ROFR Parties wish to exercise their respective Right of First Refusal, for all of the Shares, under no less favorable or similar terms

26

condiciones no menos favorables o similares a aquellos incluidos en la Notificación de Transferencia Propuesta, la Parte con DP correspondiente, lo deberá notificar al Accionista Transmisor, dentro de los treinta (30) días naturales siguientes a la recepción de la Notificación de la Transferencia Propuesta (la "**Notificación de Ejercicio**"). Cada Accionista que sea una Parte con DP tendrá derecho a adquirir hasta su parte proporcional, de conformidad con su Porcentaje de Participación, del monto total de Acciones de Preferencia. Si menos de la totalidad de los Accionistas que sean Partes con DP deciden ejercer su Derecho de Preferencia, y en consecuencia, cualesquier Acciones de Preferencia restantes serán ofrecidas y asignadas a Partes con DP que elijan participar en acciones adicionales en proporción con el Porcentaje de Participación en la Sociedad de dichas Partes con DP.

and conditions than those included in the Proposed Transfer Notice, the applicable ROFR Party shall notify the Transferring Shareholder, within thirty (30) calendar days after receipt of the Proposed Transfer Notice (the "**Notice of Exercise**"). Each Shareholder that is a ROFR Party shall have a right to purchase up to its pro rata share, in accordance with its Percentage Interest, of the total amount of First Refusal Shares. If less than all of the Shareholders that are ROFR Parties elect to exercise their Right of First Refusal, then any remaining First Refusal Shares shall be offered and allocated to ROFR Parties electing to participate in additional shares in proportion to the Percentage Interest in the Company of such electing ROFR Parties.

(iv) La Notificación de Ejercicio deberá estar acompañada por un depósito no reembolsable de no menos del veinte por ciento (20%) del precio incluido en la Notificación de la Transferencia Propuesta (el "**Depósito DP**").

(iv) The Notice of Exercise shall be accompanied by a non-reimbursable deposit of no less than twenty percent (20%) of the price set forth in the Proposed Transfer Notice ("**RORF Deposit**").

(v) La Transferencia de las Acciones de Preferencia en favor del Accionista no transferente que entregó la Notificación de Ejercicio, con los mismos términos y condiciones para la compra a los establecidos Notificación de la Transferencia Propuesta deberá realizarse dentro de los sesenta (60) días calendario siguientes a la recepción de la Notificación de Ejercicio; el ochenta por ciento (80%) del precio establecido en la Notificación de Transferencia Propuesta debe ser inmediatamente pagado en fondos inmediatamente disponibles al día en que se cierre la Transferencia.

(v) The Transfer of the First Refusal Shares shall be made in favor of the non-transferring Shareholder(s) who delivered a Notice of Exercise, on the same basis set forth in the Proposed Transfer Notice, within sixty (60) calendar days after the receipt of the Notice of Exercise, the remaining eighty percent (80%) of the price stated in the Proposed Transfer Notice must be immediately paid in immediately available funds at closing of the Transfer.

(vi) Si después de entregada la Notificación de Ejercicio, el Depósito DP no ha sido entregado, la Notificación de Ejercicio se considerará no entregada y el Accionista Transmisor tendrá en derecho de transferir las Acciones de Preferencia en favor del tercero adquiriente en términos materialmente iguales, incluyendo precio notificados en términos de la Notificación de la Transferencia Propuesta.

(vi) If upon delivery of the Notice of Exercise the ROFR Deposit is not made, the Notice of Exercise shall be considered as not delivered and the Transferring Shareholder shall have the right to Transfer the First Refusal Shares to the third party purchaser in the same material terms, including price, notified to the Shareholders in the Proposed Transfer Notice. The foregoing, notwithstanding the Transferring Shareholder's

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Lo anterior, con independencia del derecho del Accionista Transmisor a recibir, por concepto de pena convencional, a ser pagada por demás Accionistas (distintos al Accionista Transmisor) por un monto equivalente al Depósito DP; en caso que el Depósito DP haya sido entregado pero el Accionista no transferente no consuma la compra de las Acciones de Preferencia de conformidad con lo previsto en los presentes estatutos por razones atribuibles a este mismo, el Accionista no transferente deberá de renunciar al Depósito DP en favor del Accionista Transmisor.

right to a contractual penalty to be paid by the non-transferring Shareholder(s) equivalent to the respective ROFR Deposit; if the ROFR Deposit is made by the non-transferring Shareholder(s) but the non-transferring Shareholder(s) fail(s) to consummate the purchase of the First Refusal Shares pursuant to the terms hereof for reasons attributed to the non-transferring Shareholder(s), the non-transferring Shareholder(s) shall forfeit the applicable ROFR Deposit.

(vii) Una vez transcurrido el periodo para el ejercicio del Derecho de Preferencia establecido en el inciso (iii) anterior, un Accionista no transferente, (x) no entrega oportunamente la Notificación de Ejercicio en relación con todas las Acciones de Preferencia, o (y) habiendo entregado la Notificación de Ejercicio, no adquiere las Acciones de Preferencia en los términos descritos en la presente Cláusula Vigésima Sexta, el Accionista Transmisor tendrá derecho a celebrar un contrato de compraventa de acciones (el "**Contrato de Compraventa con un Tercero**") con un tercero adquiriente, por virtud del cual, el Accionista Transmisor conviene en vender a dicho tercero adquiriente las Acciones de Preferencia en los términos establecidos en la Notificación de la Transferencia Propuesta.

(vii) If upon termination of the Right of First Refusal exercise period set forth in item (iii) above, a non-transferring Shareholder: (x) fails to timely deliver a Notice of Exercise regarding all of the First Right Shares, or (y) having delivered the Notice of Exercise, does not purchase the First Refusal Shares pursuant to the terms set forth in this Clause Twenty-Sixth, the Transferring Shareholder shall be entitled to enter into a stock purchase agreement (the "**Third Party Sale Agreement**") with the third party purchaser pursuant to which the Transferring Shareholder agrees to sell the First Refusal Shares to such third party purchaser in the same terms as those described in the Proposed Transfer Notice.

El cierre de la venta de todas las Acciones de Preferencia bajo esta Cláusula Vigésima Sexta deberá suceder dentro de los noventa (90) días calendario siguientes a la recepción por parte del Accionista no transferente de la Notificación de la Transferencia Propuesta. Si la venta no es realizada dentro de los noventa (90) días calendario, el proceso de venta debe de ser reiniciado. En el caso que la Transferencia de las Acciones de Preferencia requiera alguna autorización por parte de un tercero o de una autoridad gubernamental, dichos noventa (90) días calendario serán prorrogados, según lo requiera dicho tercero o autoridad gubernamental, para autorizar o

The closing of the sale of all of the First Refusal Shares under this Clause Twenty-Sixth will occur no later than ninety (90) calendar days after the day all Shareholders received the Proposed Transfer Notice. If the sale is not made within said ninety (90) calendar day term, the sale process set forth herein must be once again initiated. In the event the Transfer of the First Refusal Shares requires third party or governmental authority authorization, said ninety (90) calendar day term shall be extended as required by said third party or governmental authority to accept or reject the Transfer of the First Refusal Shares.

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negar la Transferencia de las Acciones de Preferencia.

(viii) En caso que un tercero adquiriente adquiera todas las Acciones de Preferencia de las que era titular el Accionista Transmisor, para que dicha enajenación sea válida, simultáneamente a la fecha en la que dicha Transferencia deba de surtir efectos, el tercero adquiriente debe de convenir por escrito a obligarse en los términos de los presentes estatutos sociales y en el Convenio entre Accionistas, en los mismos términos, *mutatis mutandis,* a los que se encontraba obligado el Accionista Transmisor bajo dichos documentos.

(viii) In the event the third party purchaser acquires all the First Refusal Shares owned by a Transferring Shareholder, in order for said Transfer to be effective, simultaneously to the date on which the Transfer shall become effective, the third party purchaser must agree in writing and shall be bound by the terms and conditions set forth in this By-laws and in the Shareholders Agreements, on the same terms, *mutatis mutandis*, as the Transferring Shareholder was bound thereunder.

(ix) Cualquier Transferencia que lleve a cabo en incumplimiento a lo previsto por esta Cláusula Vigésima Sexta deberá se nula y no será obligatoria para la Sociedad ni para los Accionistas de la Sociedad y la Sociedad no registrará dicha transferencia in los libros corporativos de la Sociedad, incluyendo el Libro de Registro de Acciones. El tercero adquiriente no podrá ejercer ningún derecho perteneciente a las Acciones de Preferencia.

<u>CLÁUSULA VIGÉSIMA SÉPTIMA.-</u>

(i) Una vez observado lo dispuesto en la Cláusula Vigésima Quinta, si en cualquier momento un Accionista, (los "**<u>Accionista Transmisor de la Venta Conjunta</u>** ") propone Transferir Acciones (distintas a las Acciones de Transferencia Permitida) a un tercero (el "**<u>Receptor Propuesto</u>**") que dé como resultado que, los sus Acciones, representen inmediatamente después de dicha Transferencia, en su conjunto, menos de la 50% de las Acciones en circulación, entonces los otros Accionistas podrán participar en dicha Transferencia (la **"<u>Venta Conjunta</u>"**) bajo los términos establecidos en esta Cláusula.

(ii) Con un término no mayor a sesenta (60) días naturales con anterioridad al cierre de

<u>TWENTY-SEVENTH CLAUSE.-</u>

(i) Following compliance with Clause Twenty-Fifth, if at any time any Shareholder (the "**<u>Transferring Tag Shareholders</u>**") propose to Transfer Shares (other than a Permitted Transfer) to a third-party (the "**<u>Proposed Transferee</u>**") following which such Shareholder will hold in aggregate less than 50% of the outstanding Shares immediately after such Transfer, then the other Shareholders shall be permitted to participate in such Transfer (a "**<u>Tag-along Sale</u>**") on the terms and conditions set forth in this Clause.

(ii) No more than sixty (60) calendar days prior to the closing of any Tag-along Sale the

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cualquier Venta Conjunta, el Accionista Transmisor de la Venta Conjunta deberá entregar a la Sociedad y a los otros Accionistas una notificación por escrito (la **"<u>Notificación de Venta</u>"**) de dicha Venta Conjunta propuesta. La Notificación de Venta deberá incluir:

(A) el número acumulado de Acciones que el Receptor Propuesto ha ofrecido comprar;

(B) la identidad del Transmisor Propuesto;

(C) el precio de compra por acción y los demás términos y condiciones materiales de la Transferencia, incluyendo una descripción de cualquier contraprestación en especie en detalle suficiente para permitir su valuación;

(D) la fecha, hora y ubicación propuesta del cierre de la Venta de Acompañamiento;

(E) una copia de cualquier forma de contrato propuesto para ser suscrito en relación con la Venta de Acompañamiento.

(iii) Si un Accionista (el **"<u>*Accionista de la Venta Conjunta*</u>"**) desea ejercer su derecho a participar en una Venta Conjunta, el Accionista de la Venta Conjunta deberá notificar por escrito al Accionista Transmisor de la Venta Conjunta y al Consejo de Administración (la **"<u>Notificación de Venta Conjunta</u>"**) su elección de hacerlo, especificando el número de Acciones a ser transferidas por el Accionista de Venta Conjunta dentro de los diez (10) Días Hábiles siguientes a la recepción de la Notificación de Venta. La oferta del Accionista de Venta Conjunta establecida en una Notificación de Venta Conjunta será irrevocable y, en la medida que dicha oferta sea aceptada, dicho Accionista de la Venta Conjunta estará obligado a Transferir en la Venta Conjunta bajo los términos y condiciones establecidos en esta Cláusula. El Accionista de Venta Conjunta tendrá el derecho a que sus Acciones sean incluidas en dicha Venta Conjunta en forma proporcional, de conformidad con su Porcentaje de Participación a dicha fecha.

Transferring Tag Shareholder shall deliver to the Company and to the other Shareholders a written notice (the "**<u>*Sale Notice*</u>**") of such proposed Tag-along Sale. The Sale Notice shall include:

(A) the aggregate number of Shares the Proposed Transferee has offered to purchase;

(B) the identity of the Proposed Transferee;

(C) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof;

(D) the date, hour and location for the closing of the Tag-along Sale; and

(E) a copy of the proposed agreement for the Tag-along Sale.

(iii) If a Shareholder (the "**<u>*Tag-along Shareholder*</u>**") wishes to exercise its right to participate in a Tag-along Sale, the Tag-along Shareholder shall provide written notice to the Transferring Tag Shareholder and the Board of Directors (a "**<u>*Tag-along Notice*</u>**") stating its election to do so and specifying the number of Shares to be Transferred by it within ten (10) Business Days after receipt of the Sale Notice. The offer of the Tag-along Shareholder set forth in a Tag-along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-along Shareholder shall be bound and obligated to Transfer in the Tag-along Sale on the terms and conditions set forth in this Clause. The Tag-along Shareholder shall have the right to have its Shares included in such Tag-along Sale on a pro rata basis, in accordance with its Percentage Interest as of such date.

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(iv) Una Notificación de Venta que expresamente establezca que el Accionista respectivo declinó a ejercer su derecho a participar en una Venta Conjunta será considerada, para todos los efectos legales, como una aprobación expresa de la Transferencia al Receptor Propuesto. En tal caso, los Accionistas Transmisores de la Venta Conjunta podrán Transferir el número acumulado de Acciones establecido en la Notificación de Venta al precio y en términos y condiciones no más favorables que los indicados en la Notificación de Venta y con la condición que dicha Transferencia sea completada para la fecha establecida en la Notificación de Venta (más un número razonable de días para permitir la recepción de todos los consentimientos, aprobaciones gubernamentales necesarias y el vencimiento o terminación de todos los periodos de espera bajo la legislación aplicable, en su caso). Cualquier Transferencia por parte de los Accionistas Transmisores de la Venta Conjunta después de dicho periodo o cualquier cambio en los términos y condiciones de la Transferencia conforme a lo establecido en la Notificación de Venta que sea más favorable para el Receptor Propuesto, requerirá la entrega de una nueva Notificación de Venta a los Accionistas y al Consejo de Administración y, el proceso descrito en esta Cláusula deberá reiniciar.

(v) El Accionista de la Venta Conjunta deberá realizar todos los actos razonablemente necesarios para consumar la Venta Conjunta, incluyendo la celebración de contratos y entrega de certificados, endosos e instrumentos, en cada caso de forma consistente con los contratos celebrados y con los certificados entregados por los Accionistas Transmisores de la Venta Conjunta.

(iv) A Sale Notice expressly providing that the respective Shareholder declined to exercise its right to participate in a Tag-along Sale shall be deemed, for all legal purposes, as an express approval of the Transfer to the Proposed Transferee. In such event, the Transferring Tag Shareholders may Transfer the aggregate number of Shares set forth in the Sale Notice at the price and on terms and conditions not more favorable than the ones indicated in the Sale Notice and provided that such Transfer is completed by the proposed date set forth in the Sale Notice (plus a reasonable number of days to allow the receipt of all necessary consents, governmental approvals and the expiration or termination of all waiting periods under Applicable Law, if any). Any Transfer by the Transferring Tag Shareholders after the end of such period or any change in the terms and conditions of the Transfer as set forth in the Sale Notice that are more favorable to the Proposed Transferee will require a new Sale Notice to be delivered to the Shareholders and the Board of Directors and the process described in this Clause will restart.

(v) The Tag-along Shareholder shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates, endorsements and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Transferring Tag Shareholders.

<u>CLÁUSULA VIGÉSIMA OCTAVA</u>.-

(i) Si en cualquier momento, algún Accionista detenta menos de 40 por ciento (40%) de las Acciones totales en circulación y los otros Accionistas proponen Transferir Acciones a un Receptor Propuesto, entonces, los otros Accionistas (los "**<u>Otros Accionistas</u>**")tendrán el derecho, pero no la obligación, de requerir que el

<u>TWENTY-EIGHTH CLAUSE</u>.

(i) If at any time, any Shareholder holds less than forty percent (40%) of the total outstanding Shares, and the other Shareholders propose to Transfer Shares to a Proposed Transferee, then the other Shareholders (the "**<u>Other Shareholders</u>**") shall have the right, but not the obligation, to require such Shareholder to

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Accionista transfiera todas sus Acciones al Receptor Propuesto en la misma operación conforme a esta Cláusula (la "**Venta Forzosa**").

Transfer all of its Shares to the Proposed Transferee in the same transaction in accordance with this Clause (a "**Drag-along Sale**").

(ii) Los Otros Accionistas notificarán al Accionista que detenta menos de 40 por ciento (40%) de las Acciones totales en circulación, con al menos veinte (20) días de anticipación sobre cualquier Venta Forzosa en la cual los Otros Accionistas pretenden ejercer sus derechos bajo esta Cláusula (la "**Notificación Venta Forzosa**") y dicha notificación deberá incluir la misma información contenida en una Notificación de Venta conforme a la Cláusula Vigésima Séptima. Si los Otros Accionistas eligen ejercer sus derechos bajo esta Cláusula, el Accionista deberá realizar los actos razonablemente necesarios, o de alguna forma cooperar de buena fe con los Otros Accionistas en relación con la consumación de la Venta Forzosa. Las Acciones sujetas a una Notificación Venta Forzosa deberán incluirse en la Venta Forzosa bajo los mismos términos y sujeto a las mismas condiciones que le son aplicables a los Otros Accionistas proponen Transferir. Dichos términos y condiciones deberán incluir declaraciones, garantías, obligaciones e indemnizaciones, con la condición de que cualesquier declaraciones, garantías, obligaciones o indemnizaciones relacionadas específicamente a cualquier Accionista serán realizadas únicamente por dicho Accionista y cualquier indemnización proporcionada por todos los Accionistas será basada, de forma separada, no mancomunada, en el porcentaje de Acciones que están siendo vendidas por cada Accionista en la Venta Forzosa.

(ii) The Others Shareholders shall give to Shareholder that holds less than forty percent (40%) of the total outstanding Shares at least twenty (20) days' prior written notice of any Drag-Along Sale as to which the Other Shareholders intends to exercise its rights under this Clause (the "**Drag-along Notice**"), which notice shall include the same information as a Sale Notice pursuant to Clause Twenty-Seventh. If the Other Shareholders elect to exercise their rights under this Clause, the Shareholder shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Other Shareholders in connection with consummating the Drag-along Sale. Shares subject to a Drag-along Notice shall be included in the Drag-along Sale on the same terms and subject to the same conditions applicable to the Shares that the Other Shareholders proposes to Transfer. Such terms and conditions shall include the provision of representations, warranties, covenants and indemnifications, provided that any representations, warranties, covenants or indemnifications relating specifically to any Shareholder shall be made only by such Shareholder and any indemnification provided by all of the Shareholders shall be on a several, not joint, basis based on the percentage of Shares being sold by each Shareholder in the Drag-along Sale.

(iii) En relación con dicha Venta Forzosa, Accionista que detenta menos de cuarenta por ciento (40]%) de las Acciones totales en circulación de la Compañía, realizará todos los actos razonablemente necesarios para consumar la Venta Forzosa, incluyendo la celebración de contratos (incluyendo cualesquier indemnizaciones, declaraciones, garantías y acuerdos contenido dentro del presente) y entrega de certificados, endosos e instrumentos, en cada caso de forma consistente con los contratos celebrados y los

(iii) In connection with such Drag-along Sale, the Shareholder that holds less than forty percent (40%) of the total outstanding Shares of the Company, shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including entering into agreements (including any indemnities, representations, warranties and covenants contained therein) and delivering certificates, endorsements and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Others

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certificados entregados por los Otros Accionistas.

Shareholders.

EJERCICIOS FISCALES, INFORMACIÓN FINANCIERA Y UTILIDADES

(i) Los ejercicios fiscales de la Sociedad iniciarán el **1 de enero** y terminarán el **31 de diciembre** de cada año, excepto por el primer ejercicio fiscal de la Sociedad, el cual iniciará en la fecha de constitución de la Sociedad y terminará el **31 de diciembre** del mismo año.

(ii) En caso de la disolución y liquidación, así como la quiebra de la Sociedad, el último ejercicio fiscal de la Sociedad será contado desde el **1 de enero** del año calendario correspondiente hasta la fecha de terminación de dicha disolución y liquidación o quiebra de la Sociedad.

CORPORATE YEARS, FINANCIAL INFORMATION AND PROFITS

(i) The fiscal year of the Company shall start on **January 1st** and shall end on **December 31st** of each year except for the first fiscal year of the Company that shall commence as of the date of the Company's incorporation and shall end on **December 31st** of that same year.

(ii) In the event of dissolution and liquidation as well as bankruptcy of the Company, the last fiscal year of the Company shall be counted from **January 1st**; of the correspondent calendar year to the termination date of said dissolution and liquidation or bankruptcy of the Company.

CLÁUSULA TRIGÉSIMA.-

(i) El Consejo de Administración deberá presentar ante la Asamblea Anual de Accionistas el Reporte establecido en el Artículo 172 de la Ley General de Sociedades Mercantiles.

(ii) Dentro de los cuatro meses siguientes al término de cada año fiscal, deberá prepararse un estado de posición financiera, mostrando los cambios en la situación financiera así como en las partidas que comprenden los activos de la Sociedad, los resultados anuales y las notas necesarias para complementar o clarificar la información.

(iii) La preparación de la información financiera estará encomendada al Consejo de Administración. La información financiera deberá ser entregada a los Comisarios de la Sociedad al menos un (1) mes antes de la fecha en la que se celebre la Asamblea Anual Ordinaria de Accionistas.

Dentro de los quince (15) días siguientes a la fecha en que la información financiera sea entregada, los Comisarios deberán presentar al Consejo de Administración un reporte que contenga sus observaciones y propuestas. Dichos documentos estarán en custodia del Consejo de Administración durante los quince (15) días naturales previos a la fecha en que la

THIRTIETH CLAUSE.-

(i) The Board of Directors shall present before the General Ordinary Annual Shareholders' Meeting the Report provided in Article 172 of the General Law of Commercial Companies.

(ii) Within the four months following the end of each fiscal year, a statement of financial position of the Company shall be prepared, showing the changes in the performance of both the financial situation as well as in the items comprising the company property, annual results and the notes necessary to supplement or clarify information.

(iii) The formulation of financial information will be entrusted to the Board of Directors. The financial information will be delivered to the Statutory Auditors of the Company at least one (1) month before the date in which the Annual Ordinary Shareholders' Meeting.

Within fifteen (15) days of the date on which the financial information given to them, the Statutory Auditors of the Company shall present to the Board of Directors a report containing its observations and proposals. All these documents will be held in custody by the Board of Directors during the fifteen (15) days prior to the date of the Annual Ordinary Shareholders' Meeting so that

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Asamblea Anual Ordinaria de Accionistas se celebre para que puedan ser consultadas por los Accionistas.

they can be reviewed by the Shareholders.

CLÁUSULA TRIGÉSIMA PRIMERA.- Las utilidades netas alcanzadas en cada ejercicio fiscal, una vez aprobados el balance general y los estados financieros de la Sociedad por la Asamblea General Ordinaria de Accionistas, se aplicarán de la siguiente forma:

(i) De las utilidades netas, un mínimo del cinco por ciento (5%) se separará como fondo de reserva hasta que dicho fondo sea equivalente a una quinta parte (1/5) del capital social de la Sociedad; and

(ii) Las utilidades restantes, en caso de existir, se distribuirán como dividendos de forma proporcional, de acuerdo con los Porcentajes de Participación de los Accionistas.

THIRTY-FIRST CLAUSE. Any net profits realized in each fiscal year after the Company's balance sheet and financial statements are approved by the General Ordinary Shareholders' Meeting shall be applied, in the following order.

(i) A minimum of five percent (5%) of net profits shall be set aside as a reserve fund pursuant to Article 20 of the General Law of Commercial Companies, until such fund is equal to one-fifth (1/5) of the Company's capital stock; and

(ii) The remaining profits, if any, shall be distributed as dividends pro-rata in accordance with the Percentage Interests of the Shareholders.

DISOLUCIÓN Y LIQUIDACIÓN

CLÁUSULA TRIGÉSIMA SEGUNDA.- La Sociedad será disuelta tras ocurrir cualquiera de lo siguiente:

(i) Suceda cualquiera de los supuestos contenidos en la Ley General de Sociedades Mercantiles; y/o

(ii) En caso de que así lo determine la Asamblea General Extraordinaria de Accionistas de la Sociedad.

CLÁUSULA TRIGÉSIMA TERCERA.- Una vez que la resolución aprobando la disolución de la Sociedad sea adoptada, la Sociedad se disolverá, *en el entendido que*, la disolución de la Sociedad será encomendada a uno o más liquidadores, los cuales:

(i) Serán elegidos por la Asamblea General Extraordinaria de Accionistas de la Sociedad que resuelva sobre la disolución o reconozca la causa de disolución; y

(ii) Tendrán las siguientes facultades: **(A)** aquellas que les confiere la legislación aplicable, y/o **(B)** aquellas que expresamente les confiera la Asamblea de Accionistas de la Sociedad que los designó.

DISSOLUTION AND LIQUIDATION

THIRTY-SECOND CLAUSE.- The Company shall be dissolved upon occurrence of any of the following events:

(i) any of the situations referred to in the General Law of Commercial Companies were to arise; and/or

(ii) if it is so resolved by the General Extraordinary Shareholders' Meeting of the Company.

THIRTY-THIRD CLAUSE.- Once the resolution approving the Company's dissolution is adopted, the Company shall be winded up, *provided, that*, the Company's winding up shall be entrusted to one or more Liquidators who shall:

(i) Be elected by the General Extraordinary Shareholders' Meeting of the Company which were to resolve the dissolution or acknowledge the cause for dissolution; and

(ii) Be vested with the following authorities: **(A)** those conferred upon them by applicable law; and/or **(B)** those expressly conferred upon them by the Shareholders' Meeting of the Company which appointed them.

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<u>CLÁUSULA TRIGÉSIMA CUARTA</u>.- Ante la ausencia de instrucciones expresas de los Accionistas de la Sociedad, los liquidadores llevarán a cabo la disolución de la Sociedad conforme a la Ley General de Sociedades Mercantiles, de la siguiente manera:

(i) Concluir las operaciones pendientes de la Sociedad;

(ii) Cobrar todos los saldos en favor de la Sociedad y pagar sus deudas;

(iii) Vender los activos de la Sociedad;

(iv) Asignar entre los Accionistas de la Sociedad los montos que tienen derecho a recibir con base en su participación proporcional en el capital;

(v) Preparar el balance general de liquidación final que será presentado para la aprobación de los Accionistas de la Sociedad y; una vez aprobado, deberá ser depositado en el Registro Público de Comercio (ubicado en el domicilio social de la Sociedad); y

(vi) Obtener del respectivo Registro Público y de Comercio (ubicado en el domicilio social de la Sociedad) la cancelación de la Sociedad una vez que concluya su liquidación.

<u>DISPOSICIONES GENERALES</u>

(i) Adicionalmente a las disposiciones de estos Estatutos Sociales, las siguientes disposiciones serán aplicables:

(A) El Convenio entre Accionistas;

(B) La Ley General de Sociedades Mercantiles;

(C) Todas las demás leyes y/u otras disposiciones legales que, según sea el caso, pudieran ser aplicables a la Sociedad; y

(D) Las reglas y reglamentos que emanen de dichas leyes y que, según sea el caso, pudieran ser aplicables a la Sociedad.

<u>THIRTY-FOURTH CLAUSE</u>.- Absent express instructions by the Company's Shareholders, the Liquidators shall carry out the winding up of the Company pursuant to the General Law of Commercial Companies, as follows:

(i) Conclude the Company's pending transactions;

(ii) Collect all credits in favor of the Company, and pay its indebtedness;

(iii) Sell the Company's assets;

(iv) Allocate among the Shareholders of the Company the amounts to which they may be entitled pro-rata to their equity participation;

(v) Draft the final liquidation balance sheet which shall be submitted for the approval of the Shareholders of the Company and; once approved, shall be deposited at the Public Registry of Property and Commerce (located at the corporate domicile of the Company); and

(vi) Obtain from the respective Public Registry of Property and Commerce (located at the corporate domicile of the Company) the cancellation of the Company once its winding up is concluded.

<u>GENERAL PROVISIONS</u>

(i) In addition to the provisions of these Bylaws, the following provisions shall be applicable:

(A) the Shareholders' Agreement;

(B) The General Law of Commercial Companies;

(C) All other laws and/or legal provisions that, as the case may be, were to be applicable to the Company; and

(D) The rules and regulations stemming out of said laws and that, as the case may be, were to be applicable to the Company.

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(ii) En caso de conflicto o inconsistencia entre cualquier cláusula o párrafo de estos Estatutos Sociales y los términos y condiciones del Convenio entre Accionistas, prevalecerán las disposiciones de los Estatutos Sociales.

CLÁUSULA TRIGÉSIMA SEXTA.- La Sociedad, respecto al ejercicio de sus obligaciones, deberá sacar en paz y a salvo a: **(i)** todos los Consejeros (propietarios y suplentes, según sea el caso) que formen parte del Consejo de Administración de la Sociedad; **(ii)** el Secretario y Prosecretario (Secretario Suplente) del Consejo de Administración de la Sociedad; **(iii)** los Comisarios de la Sociedad, **(iv)** todos los miembros que formen parte de cualquier comité de la Sociedad que eventualmente sea constituido por una Asamblea de Accionistas de la Sociedad y/o el Consejo de Administración de la Sociedad; respecto a y/o en relación con: **(A)** Cualquier reclamación y/o demanda y/o procedimiento y/o investigación iniciado en México y/o en cualquier otro lugar donde cualquiera de ellos pudiera ser parte debido al cumplimiento de sus obligaciones; y **(B)** el pago **(1)** de cualquier daño o perjuicio (causado como consecuencia de lo anterior); y **(2)** de los montos necesarios para llegar a un acuerdo, así como honorarios y gastos cobrados por abogados y consejeros contratados para defender los intereses de dicha persona bajo cualquiera de las situaciones mencionadas anteriormente, *en el entendido que*, el Consejo de Administración de la Sociedad será el único organismo con derecho, bajo cualquiera de las situaciones mencionadas anteriormente, para determinar si es conveniente contratar los servicios de abogados u otros asesores adicionales a aquellos que ya asesoran a la Sociedad respecto al asunto en cuestión, *en el entendido que*, las disposiciones establecidas en este párrafo no serán aplicables en caso que dicha reclamación y/o demanda y/o procedimiento y/o investigación surja debido a negligencia grave, dolo o mala fe por parte de la persona respectiva.

(ii) In case of conflict or inconsistency between any clause or paragraph of these Bylaws and the terms and conditions of the Shareholders Agreement, the provisions of these Bylaws shall prevail.

THIRTY-SIXTH CLAUSE.- The Company, with respect the exercise of their duties, shall hold harmless: **(i)** all of the Directors (Regular and Alternates, as the case may be) who form the Company's Board of Directors of the Company; **(ii)** the Secretary and Pro-Secretary (Alternate Secretary) of the Board of Directors of the Company; **(iii)** the Statutory Auditors of the Company; **(iv)** all the members who were to form any committee of the Company eventually constituted by a Shareholders' Meeting of the Company and/or the Board of Directors of the Company; with respect to and/or regarding: **(A)** Any claim(s) and/or demand(s) and/or procedure(s) and/or investigation(s) commenced in Mexico and/or any other place(s) where any of them may be a party due to his(their) performance of his(their) duties; and **(B)** Payment: **(1)** of any damage or loss profit (caused as a consequence of the foregoing); and **(2)** of the amounts necessary in order to reach a settlement, as well as fees and expenses charged by attorney and counsel engaged in order to defend such persons' interests under any of the above-mentioned situations, *provided that*, the Board of Directors of the Company shall be the only body entitled, under any of the above-mentioned situations, to determine whether it is convenient to engage the services of attorneys or other advisors additional to those already advising the Company with respect the matter at issue, *provided, that* the provisions set forth in this paragraph shall not be applicable in the event such claim(s) and/or demand(s) and/or procedure(s) and/or investigation(s) arise due to gross negligence, fraud or bad faith by the respective individual(s).

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Exhibit F

Patents

1.	Vaccination of Cancer Patients Using Tumor-Associated Antigens Mixed with Interleukin-2 And Granulocyte-Macrophage Colony Stimulating Factor. U.S. Patent No. 5,478,556. Robert L. Elliott and Jonathan F. Head. Expired 2/28/14.

2.	Composition and Method for Treating Cancer. (Protein Therapeutic Cancer Vaccine) U.S. Patent Application No. 13/005,993; Continuation Application No. 14/137,060; U.S. Patent No. 8,647,627. Jonathan F. Head and Robert L. Elliott. Expires 1/13/31. Patent Ukraine No. A 2013 09855. Patent People’s Republic of China (PRC) No. 201080005114.4.

3.	Immunological Method for Treating Cancer (Protein Therapeutic Cancer Vaccine) U.S. Patent Application No. 14/137,060; U.S. Patent No. 9,211,322. Jonathan F. Head and Robert L. Elliott. Expires 1/13/31.

4.	Taxane- and Taxoid-Protein Compositions. U.S. Provisional Patent Application No. 61/301006, U.S. Patent Application No. 13/017,173. U.S. Patent No. 9,333,189 B2. Jonathan F. Head and Robert L. Elliott. Expires 1/31/31.

5.	Composition and Method for Treating Cancer, Mexican Patent Application No. MX/a/2013/008188 dated 01/09/2012, Docket No. 24412MX01.